EXHIBIT 99.4

EXECUTION COPY

A123 Systems, Inc.

$200,000,000

8.00% Senior Secured Convertible Notes

Warrants to Purchase Common Stock

______________

Securities Purchase Agreement
______________

Dated August 16, 2012

i

5.10	Taxes	9
5.11	Title to Property; Leases	9
5.12	Reserved	9
5.13	Compliance with ERISA	10
5.14	Private Offering by the Company	10
5.15	Use of Proceeds; Margin Regulations	10
5.16	Existing Indebtedness; Future Liens	10
5.17	Foreign Assets Control Regulations, Etc.	11
5.18	Status under Certain Statutes	11
5.19	Solvency	11
5.20	Application of Takeover Protections; No Rights Agreement	12
5.21	SEC Documents; Financial Statements	12
5.22	Undisclosed Liabilities	13
5.23	Equity Capitalization	13
5.24	Employee Relations	15
5.25	Intellectual Property Rights	15
5.26	Environmental Laws	16
5.27	Reserved	16
5.28	Internal Accounting and Disclosure Controls	16
5.29	Bank Holding Company Act	16
5.30	Shell Company Status	17
5.31	Stock Option Plans	17
5.32	No Disagreements with Accountants and Lawyers	17
5.33	Disclosure	17
5.34	ITAR	17
5.35	Competing Businesses	18
5.36	Representations and Warranties of Purchaser	18

ARTICLE 6 REPRESENTATIONS OF PURCHASER		18

6.1	Purchase for Investment	18
6.2	Accredited Investor	19
6.3	Matters Relating to the Placement Agent	19
6.4	Representations and Warranties of the Company	19
6.5	Brokers and Other Advisors	20

ARTICLE 7 COVENANTS		20

7.1	Preparation of the Proxy Statement; Company Shareholders Meeting	20
7.2	Alternative Proposals	21
7.3	Cooperation; Certain Consents and Approvals	24
7.4	Commodity Jurisdiction Determination	26
7.5	Public Announcements	26
7.6	Litigation	26
7.7	Board Governance Matters	26
7.8	Interim Operations	29
7.9	Confidentiality Agreement	30

ARTICLE 8 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT		30

8.1	Survival of Representations and Warranties	30
8.2	Entire Agreement	30

ARTICLE 9 AMENDMENT AND WAIVER		30

ARTICLE 10 NOTICES		31

ARTICLE 11 INDEMNIFICATION		31

11.1	Indemnification	31
11.2	Procedures; Third Party Claims	32
11.3	Other Claims	33
11.4	Tax Treatment	33

ARTICLE 12 SUBSTITUTION OF PURCHASER		34

ARTICLE 13 EXPENSES, ETC.		34

13.1	Expenses	34
13.2	Survival	34

ARTICLE 14 TERMINATION		35

14.1	Termination by the Parties	35
14.2	Notice of Termination; Effect of Termination	36
14.3	Termination Fee	36

ARTICLE 15 MISCELLANEOUS.		37

15.1	Successors and Assigns	37
15.2	Accounting Terms	37
15.3	Severability	37
15.4	Construction, etc.	37
15.5	Counterparts	38
15.6	Governing Law	38
15.7	Jurisdiction and Process; Waiver of Jury Trial	38
15.8	No Personal Liability of Directors, Officers, Employees and Holders of Capital Stock	38
15.9	Successors	39
15.10	Third Party Beneficiaries	39

SCHEDULES

Schedule

Schedule A	—	Defined Terms
Schedule 5.3	—	Material Adverse Events
Schedule 5.4	—	Subsidiaries of the Company and Ownership of Subsidiary Equity
Schedule 5.5	—	Compliance with Laws, Other Instruments, Etc.
Schedule 5.10	—	Tax Matters
Schedule 5.16	—	Existing Indebtedness
Schedule 5.21	—	SEC Documents and Financial Statements
Schedule 5.23	—	Capitalization
Schedule 5.25	—	Intellectual Property
Schedule 5.34(a)	—	EAR Matters
Schedule 7.8	—	Interim Operations

EXHIBITS

Exhibit

Exhibit 1.1	—	Form of 8.00% Senior Secured Convertible Note
Exhibit 1.2	—	Form of Warrant
Exhibit 4.4	—	Form of Opinion of Special Counsel for the Company

A123 Systems, Inc.
200 West Street
Waltham, Massachusetts 02451
Facsimile: (617) 924-8910

8.00% Senior Secured Convertible Notes
Warrants to Purchase Common Stock

August 16, 2012

To Wanxiang Clean Energy USA Corp.:

Ladies and Gentlemen:

A123 Systems, Inc., a Delaware corporation (the “Company”), agrees with Wanxiang Clean Energy USA Corp. (the “Purchaser”) as follows:

ARTICLE 1
AUTHORIZATION OF SECURITIES

The Company has authorized the issuance and sale of $200,000,000 aggregate principal amount of its 8.00% Senior Secured Convertible Notes (the “Notes”, such term to include any such notes issued in substitution therefor pursuant to the terms thereof) and warrants to purchase shares of Common Stock (the “Warrants”).  The issuance and sale of the Notes and Warrants and the related actions contemplated in this agreement (this “Agreement”) are referred to herein as the “Transaction.” The Notes shall be substantially in the form set out in Exhibit 1.1.  The Warrants shall be substantially in the form set out in Exhibit 1.2, duly completed in accordance with the instructions for Warrants “W4” and “W5” therein.  The shares of Common Stock issuable upon conversion of the Notes, upon exercise of the Warrants and/or upon exercise of the Bridge Warrants (as hereinafter defined) are referred to herein as the “Underlying Shares” and, together with the Notes and the Warrants, are collectively referred to herein as the “Securities.”  Certain capitalized and other terms used in this Agreement are defined in Schedule A; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

ARTICLE 2
SALE AND PURCHASE OF NOTES AND WARRANTS

Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase at the Closing, and the Company agrees to sell and issue to Purchaser, at the Closing, in each case as provided for in Article 3, the Notes and Warrants for the aggregate purchase price of $200,000,000.  The Company and Purchaser shall endeavor in good faith to agree, as soon as reasonably practicable, to an allocation of the purchase price hereunder between the Notes and Warrants.  The Notes shall be convertible into shares of Common Stock as provided for in the Notes,  and each Warrant shall be exercisable for shares of Common Stock as provided for in the Warrant.

ARTICLE 3
CLOSING

The sale and purchase of the Notes and Warrants to be purchased by Purchaser shall occur at the offices of Latham & Watkins LLP, 233 South Wacker Drive, Suite 5800, Chicago, Illinois 60606, at 9:00 a.m., Chicago time, at a closing (the “Closing”) on the second Business Day after the conditions to the Closing set forth in this Agreement (other than those conditions that by their nature are to be satisfied at the Closing) are either satisfied or waived, or at such other time and place as the Company and Purchaser mutually agree in writing.  At the Closing, the Company will deliver to Purchaser the Notes to be purchased by Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as Purchaser may request) dated the date of the Closing and registered in Purchaser’s name (or in the name of its nominee) and the Warrants to be purchased by Purchaser by physical delivery thereof, against delivery by Purchaser to the Company or its order of immediately available funds in the amount of the aggregate purchase price therefor by wire transfer of immediately available funds for the account of the Company.  If, at the Closing, the Company shall fail to tender such Notes or Warrants to Purchaser as provided above in this Article 3, or any of the conditions specified in Article 4 shall not have been fulfilled to Purchaser’s satisfaction, Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights Purchaser may have by reason of such failure or such nonfulfillment.

ARTICLE 4
CONDITIONS TO CLOSING

Purchaser’s obligation to purchase and pay for the Notes and Warrants to be sold to Purchaser at the Closing is subject to the fulfillment to Purchaser’s satisfaction or waiver by Purchaser, prior to or at the Closing, of the following conditions:

4.1           Representations and Warranties.  The representations and warranties of the Company in this Agreement and the Bridge Loan Agreement that are qualified by materiality or Material Adverse Effect shall be true and correct in all respects and each other representation and warranty of the Company contained in this Agreement and the Bridge Loan Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing as though made on the date of Closing, except to the extent such representations and warranties are expressly made as of an earlier date, in which case as of such earlier date.  Purchaser shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

4.2           Performance; No Default.  The Company shall have performed and complied with all agreements and covenants contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes and Warrants (and the application of the proceeds thereof) no Default or Event of Default under the Notes shall have occurred and be continuing.  Purchaser shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

4.3           Secretary’s Certificate.  The Company shall have delivered to Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Securities and this Agreement, the approval by the Company Board of the Charter Amendment and the approval by the shareholders of the Company of the Share Issuance Proposal, the Change of Control Proposal and the Charter Proposal.

4.4           Opinion of Counsel.  Purchaser shall have received an opinion letter, dated the date of the Closing, from Latham & Watkins LLP, counsel for the Company, substantially in the form set forth in Exhibit 4.4 (and the Company hereby instructs its counsel to deliver such opinion letter to Purchaser).

4.5           Election of Directors.  The Wanxiang Board Designees shall have been duly elected or appointed to, and as of immediately following the Closing, shall be seated as directors on, the Company Board.

4.6           Purchase Permitted By Applicable Requirements of Law, Etc.  On the date of the Closing, such  Purchaser’s purchase of Notes and Warrants shall (a) be permitted by the laws and regulations of each jurisdiction to which Purchaser is subject, (b) not violate applicable Requirements of Law (including Regulation T, U or X of the Board of Governors of the Federal Reserve System (the “Federal Reserve”)) and (c) not subject Purchaser to any tax, penalty or liability (other than any income tax or tax based on income) under or pursuant to applicable Requirements of Law, except, in the case of each of clauses (a), (b) and (c), such as are applicable to Purchaser by virtue of its owners or its relationship with China, Chinese entities or Chinese nationals.

4.7           Funding Instructions.  At least three Business Days prior to the date of the Closing, Purchaser shall have received written instructions signed by a senior financial officer of the Company on letterhead of the Company specifying (i) the name and address of the bank to which the purchase price for the Securities is to be deposited, (ii) such bank’s ABA number and (iii) the account name and number into which such purchase price is to be deposited.

4.8           Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to Purchaser, and Purchaser shall have received all such counterpart originals or certified or other copies of such documents as Purchaser may reasonably request.

4.9           Company Board Approval of the Charter Amendment; Shareholder Approvals.

(a)           The Company Board shall have approved, prior to the mailing of the Proxy Statement, and declared advisable an amendment to the Company Charter (the “Charter Amendment”) to provide that the number of shares of Common Stock authorized to be issued by the Company is a specific number, which number shall be sufficient to allow for the Company to reserve for issuance upon conversion of the Notes and exercise of the Warrants and the Bridge Warrants (without regard to any restrictions on the convertibility of the Notes or the exercise of the Warrants or the Bridge Warrants or any future anti-dilution adjustments but giving effect to all outstanding shares of Common Stock and other rights to acquire Common Stock from the Company) a number of shares of Common Stock equal to the aggregate of the Required Reserve Amount (as such term is defined in the applicable Bridge Warrant or Warrant) with respect to each of the Bridge Warrants and Warrants and directing that the Charter Amendment be submitted to a vote of the shareholders of the Company.

(b)           At the Company Shareholders Meeting, the shareholders of the Company shall have duly approved (i) a proposal to approve the issuance of the Underlying Shares upon conversion of the Notes and upon exercise of the Warrants and the Bridge Warrants (the “Share Issuance Proposal”), (ii) a proposal to authorize a change of control resulting from the issuance of the Notes, the Bridge Warrants and the Warrants under NASDAQ Listing Rule  5635(b) (the “Change of Control Proposal”) and (iii) a proposal to approve the Charter Amendment (the “Charter Proposal” and, together with the Share Issuance Proposal and the Change of Control Proposal, the “Shareholder Proposals”), in accordance with the Company Charter, the Company Bylaws and the DGCL (the “Shareholder Approval”), and such approval shall be in full force and effect.

(c)           A certificate of amendment reflecting the Charter Amendment shall have been duly filed with the Secretary of State of the State of Delaware.

4.10           PRC Approval.  All consents, approvals, licenses, permits and other authorizations of any Government Authority of the People’s Republic of China that Purchaser determines, in its reasonable discretion, are required for the consummation by Purchaser of the transactions contemplated by this Agreement shall have been obtained on terms satisfactory to Purchaser in its sole discretion, and such consents, approvals, licenses, permits and other authorizations shall be in full force and effect.

4.11           HSR Act.  Any applicable waiting periods, together with any extensions thereof, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the “HSR Act”), and the antitrust or competition laws of any other applicable jurisdiction that are, in each case, applicable to the acquisition of all the Underlying Shares by Purchaser shall have expired or been terminated.

4.12           CFIUS Review.  The Company and Purchaser shall have received written notice from the Committee on Foreign Investment in the United States (“CFIUS”) that its review of the transactions contemplated by this Agreement has concluded or, in the event of an investigation, that CFIUS has terminated such investigation, and there are no unresolved national security concerns with respect to the transactions contemplated by this Agreement.

4.13           6.00% Senior Convertible Notes.  All of the Company’s 6.00% Senior Convertible Notes (the “6.00% Notes”) shall have been either converted into shares of Common Stock in accordance with their terms or redeemed by the Company or called by the Company for redemption at a price equal to 110% of the face value thereof, plus accrued and unpaid interest.

4.14           3.75% Convertible Subordinated Notes. At least 90% of the initial principal amount of the Company’s 3.75% Convertible Subordinated Notes (the “3.75% Notes”) shall have been converted into shares of Common Stock and/or purchased and cancelled by the Company on terms satisfactory to Purchaser in its sole discretion.

4.15           ITAR.  A period of 60 days shall have elapsed following notice to the U.S. Department of State of the transactions contemplated by this Agreement pursuant to Section 122.4(b) of the International Traffic in Arms Regulations of the U.S. Department of State without objection from, or the imposition of conditions by, the U.S. Department of State, and the Company shall have received a Favorable CJ Determination with respect to any CJ Request filed pursuant to Section 7.4.

4.16           Grants; Tax Credits.  Purchaser shall have received reasonable assurances that, after taking into account the Transaction, (a) the grant awarded to the Company in the amount of approximately $249.1 million, pursuant to the U.S. Department of Energy’s “Battery Initiative Program” under the American Recovery and Reinvestment Act of 2009, will remain available in accordance with its terms for purpose of funding the construction of new lithium-ion battery manufacturing facilities in Michigan and (b) the tax credits for which the Company is eligible pursuant to the High-Tech Credit Agreement dated October 2009 and the Cell Manufacturing Credit Agreement dated November 2009, each by and between the Company and the Michigan Economic Growth Authority, will be available for at least four (4) tax years following the Closing (beginning with the tax year ending December 31, 2012).

4.17           D&O Insurance.  The Company shall have purchased a “tail policy” with respect to its existing directors and officers liability insurance policy, providing substantially comparable coverage through insurance carriers with the same or better rating than its existing policy, and Purchaser shall have determined in its sole discretion that the Company’s existing directors and officers liability insurance policy, as modified or supplemented by the tail policy, provides sufficient coverage (subject to retentions and deductibles in such policy) with respect to the litigation set forth in Schedule 5.3.

4.18           No Litigation.  There shall be no pending or threatened action, suit or proceeding to restrain, prohibit or otherwise challenge the legality or validity of, or to seek damages with respect to, the transactions contemplated hereby or any disclosures the Company made with respect thereto, including its announcement of, and filings with the SEC relating to, the transactions contemplated in this Agreement and the Bridge Loan Agreement and any statements included in the Proxy Statement or any amendments or supplements thereto.

4.19           No Default under Bridge Loan Agreement.  No Default (as defined in the Bridge Loan Agreement) shall have occurred.

4.20           Permitted First Priority Bridge Indebtedness.  Any Permitted First Priority Bridge Indebtedness shall have been discharged and refinanced by Purchaser or its Affiliates and, subject to the satisfaction of all other conditions to the issuance of the Notes, Purchaser hereby commits to provide such financing on terms no less favorable to the Company than those set forth in the Bridge Loan Agreement (which terms will include the issuance of warrants having terms substantially similar to the Bridge Warrants that would have been issued if such financing were an advance under the Bridge Loan Agreement).

4.21           Security Agreement and Guarantee.  The Security Agreement and Guarantee shall be in full force and effect.

4.22           No Delisting Actions. There shall not be pending or, to the knowledge of the Company, threatened any action by NASDAQ seeking to delist the Common Stock from a Principal Market.

4.23           Updated Capitalization.  On the Business Day preceding the date of Closing, the Company shall have delivered to Purchaser a certificate of the Company signed on behalf of the Company by an executive officer of the Company setting forth an updated Schedule 5.23 as of two (2) Business Days prior to the date of Closing.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Purchaser that:

5.1           Organization; Power and Authority.  The Company and each Guarantor is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign entity and is in good standing in each jurisdiction in which such qualification is required by applicable Requirements of Law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company and each Guarantor has the corporate or limited liability company power and authority, as applicable, to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact, to execute and deliver Transaction Documents and to perform the provisions hereof and thereof.

5.2           Authorization, Etc.  Each of the Transaction Documents has been duly authorized by all necessary corporate or limited liability company action on the part of the Company and each Guarantor, except that the performance of the obligations to reserve and issue shares of Common Stock pursuant to the terms of the Securities and Bridge Warrants in excess of that number currently authorized, unissued and unreserved, is subject to obtaining the Shareholder Approvals and the filing of the Charter Amendment.  Each of the Transaction Documents constitutes, or will, upon execution and delivery thereof constitute, a legal, valid and binding obligation of the Company and each Guarantor, as applicable, enforceable against the Company and each Guarantor, as applicable, in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Company has all necessary corporate power and authority to perform its obligations under this Agreement and the other Transaction Documents and consummate the transactions contemplated hereby and thereby except that the performance of the obligations to reserve and issue shares of Common Stock pursuant to the terms of the Securities and Bridge Warrants in excess of that number currently authorized, unissued and unreserved, is subject to obtaining the Shareholder Approvals and the filing of the Charter

Amendment.  The Company Board, at a meeting duly called and held, has (i) approved and declared advisable this Agreement and the Transaction (the “Company Determination”), (ii) recommended approval by the shareholders of the Company of the Shareholder Proposals (the “Company Recommendation”) and (iii) subject to the Company Board’s right to make an Adverse Recommendation Change  in accordance with Section 7.2, directed that the Shareholder Proposals be submitted for consideration by the shareholders of the Company at a meeting of the shareholders of the Company (the “Company Shareholders Meeting”).  The Shareholder Approvals are the only votes or consents of the holders of any class of or series of capital stock of the Company required to approve the Shareholder Proposals under Requirements of Law.

5.3           No Material Adverse Effect.  Except as disclosed in Schedule 5.3 or in the Specified SEC Document, since December 31, 2011, there has been no change in the operations, business, properties or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

5.4           Organization and Ownership of Capital Stock of Subsidiaries.  (a) Schedule 5.4 contains (except as noted therein) complete and correct lists of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its Capital Stock outstanding owned by the Company and each other Subsidiary.

(a)           All of the outstanding Capital Stock of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries has been validly issued, is fully paid and nonassessable and is owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

(b)           Each Subsidiary identified in Schedule 5.4 is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation, limited liability company or partnership and is in good standing in each jurisdiction in which such qualification is required by applicable Requirements of Law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each such Subsidiary has the corporate, limited liability company or partnership power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(c)           No Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate, limited liability or partnership law or similar statutes) limiting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns Capital Stock of such Subsidiary.

5.5           Compliance with Laws, Other Instruments, Etc.  Except as otherwise disclosed in Schedule 5.5, the execution, delivery and performance by the Company and each Guarantor of this Agreement and the Notes and Warrants, as applicable, will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary or give rise to any rights of acceleration, termination or cancellation under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or other organizational document or by-laws or other governing document, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, or (b) upon satisfaction of the conditions described in Article 4, (i) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (ii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

5.6           Change of Control Payments.  Neither the Company nor any of its Subsidiaries will become obligated to pay, accelerate the timing of or increase the amount of, any separation, severance, retention, bonus or change in control payment or similar benefit as a result of (i) the execution and delivery of this Agreement, or (ii) the sale and issuance of the Notes and Warrants pursuant to this Agreement (but, for avoidance of doubt, without giving effect to any conversion or exercise thereof).

5.7           Governmental Authorizations, Etc.  Except as described in Article 4, no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement, the Notes or the Warrants.

5.8           Litigation; Observance of Agreements, Statutes and Orders.

(a)            Except as set forth on Schedule 5.3, there are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(a)           Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable Requirements of Law (including, for clarity, Environmental Laws or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9           NASDAQ Market Listing.  As of the date of this Agreement, the Common Stock is listed on the NASDAQ Global Select Market.  The Company has taken no action designed to delist, or that is reasonably likely to have the effect of delisting, the Common Stock from the NASDAQ Global Select Market, and the Company has undertaken commercially reasonable efforts to maintain such listing of its Common Stock.  The Company has obtained or will have obtained, or has made or will have made, as applicable, all necessary consents, approvals, authorizations or orders of, or filings, notifications or registrations with, the Principal Market that are required for the listing and trading of the Underlying Shares on the Principal Market.  Upon receipt of the Shareholder Approvals, the execution, delivery and performance of this Agreement and the issuance of the Notes and Warrants will not conflict with or result in a breach of any of the terms, conditions or provisions of the rules and regulations of the Principal Market.

5.10           Taxes.  All Tax Returns that are Material required to be filed by the Company and its Subsidiaries have in fact been filed on a timely basis.   Such Tax Returns were correct and complete, except for such errors or omissions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  All Taxes imposed upon each of the Company and/or its Subsidiaries and upon their property, income or franchises, that are due and payable (whether or not shown on any Tax Return) have been paid, except for any Taxes (i) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP or (ii) the amount of which is not, individually or in the aggregate, Material.  At Purchaser’s request, the Company and/or its Subsidiaries will deliver documentary evidence of the payment of Taxes that are Material, or a particular Tax that is Material, to Purchaser.  No Liens for Taxes (other than Permitted Encumbrances, as such term is defined in the Bridge Loan Agreement) have been filed and no claims are being asserted with respect to any such Taxes, and no Taxes are being contested by the Company or any of its Subsidiaries.  The Company and its Subsidiaries have made in accordance with GAAP adequate book provision for liability for Taxes as of the date hereof (including any payment due pursuant to any tax sharing or allocation agreement) as such Taxes are or may become payable in respect of all tax periods ending on or prior to such date.  Except as set forth in Schedule 5.10, neither the Company nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return with respect to income Taxes or any other Taxes that are Material.  No claim has been made in the last six (6) years by a Governmental Authority in a jurisdiction in which the Company or its Subsidiaries does not file Tax Returns that it is or may be subject to an income Tax or any other Tax that is Material by that jurisdiction.  Except as set forth in Schedule 5.10, neither the Company nor any of its Subsidiaries knows of any proposed additional Tax assessment against any of them.   Except as set forth in Schedule 5.10, no Tax Return of the Company or any of its Subsidiaries is, to the best of the Company’s knowledge, under audit or examination by any Governmental Authority and no notice of such an audit or examination or any assertion of any claim for Taxes has been given or made by any Governmental Authority.  Neither the Company nor any of its Subsidiaries has participated in a “reportable transaction” within the meaning of Treasury Regulation 1.6011-4(b).

5.11           Title to Property; Leases.  The Company and its Subsidiaries have good and sufficient title to, or a valid leasehold interest in, their respective properties that individually or in the aggregate are Material, including all such properties reflected in the Company’s most recent audited balance sheet or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by the terms of the Notes.  Neither the Company nor any of its Subsidiaries, and to the Company’s knowledge no other party thereto, is in breach in any material respect under any leases that individually or in the aggregate are Material.

5.12           Reserved.

5.13           Compliance with ERISA.  Except as could not reasonably be expected to have a Material Adverse Effect, (i) each Plan for which the Company and each ERISA Affiliate would have any liability has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including ERISA and the Code, (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption, (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur, (iv) the fair market value of the assets of each Plan (other than Multiemployer Plans) exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, and (vi) neither the Company nor any ERISA Affiliate has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a Multiemployer Plan).

5.14           Private Offering by the Company.  Neither the Company nor anyone acting on its behalf has offered the Notes, Warrants or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than Purchaser and its Affiliates, which have been offered the Notes or Warrants at a private sale for investment.  Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes and Warrants to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

5.15           Use of Proceeds; Margin Regulations.  No part of the proceeds from the sale of the Notes or Warrants hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Federal Reserve (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of the Federal Reserve (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).  As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

5.16           Existing Indebtedness; Future Liens.  (a) Schedule 5.16 sets forth a complete and correct list of all Indebtedness of the Company and its Subsidiaries as of the date hereof.  Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)           Except as disclosed in Schedule 5.16 and except for Liens being created pursuant to the Bridge Loan Agreement or permitted by the terms of the Bridge Loan Agreement, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien prohibited by the terms of the Notes.

(c)           Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as specifically indicated in Schedule 5.16.

5.17           Foreign Assets Control Regulations, Etc.

(a)           Neither the sale of the Notes and Warrants by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(b)           Neither the Company nor any Subsidiary (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) to the best of the Company’s knowledge, after reasonable investigation, engages in any dealings or transactions with any such Person.  To the best of the Company’s knowledge, after reasonable investigation, the Company and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

(c)           No part of the proceeds from the sale of the Notes and Warrants hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.

5.18           Status under Certain Statutes.  Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

5.19           Solvency.   The Company (after giving effect to the issuance of the Notes and Warrants and the other transactions related thereto, including the transactions contemplated by the Bridge Loan Agreement, will be Solvent.  As used in this Section 5.19, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Notes and Warrants as contemplated by this Agreement, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; and (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged.  For purposes of this Section 5.19, references to the Company refer to the Company and its Subsidiaries on a consolidated basis.

5.20           Application of Takeover Protections; No Rights Agreement.  The Company and the Company Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company Charter or the laws of the jurisdiction of its formation which is or could become applicable to Purchaser or any of its Affiliates as a result of the transactions contemplated by this Agreement, including the sale and issuance of the Notes and Warrants pursuant to this Agreement, the issuance of the Underlying Shares upon conversion of the Notes and upon exercise of the Warrants and the Bridge Warrants and Purchaser’s ownership of the Securities.  The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of Beneficial Ownership of Common Stock or a change in control of the Company.

5.21           SEC Documents; Financial Statements.  The Company is eligible to register a primary offering of the Underlying Shares for resale by Purchaser using Form S-3 promulgated under the Securities Act or, if not so eligible, using Form S-1 promulgated under the Securities Act.  Except as disclosed in Schedule 5.21, since August 1, 2010, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the Securities Act or the Exchange Act (all of the foregoing, and all exhibits included or required to be included therein and financial statements, notes and schedules thereto and documents incorporated by reference or required to be incorporated by reference therein being hereinafter referred to as the “SEC Documents”).  The Company has delivered to Purchaser or its representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system, if any.  As of their respective filing dates, the SEC Documents complied in all material respects with all applicable requirements of the Securities Act and/or the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of their respective filing dates, the financial statements of the Company included in the SEC Documents (the “Company Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  The Company Financial Statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

5.22           Undisclosed Liabilities.

(a)           Neither the Company nor its Subsidiaries have any material liabilities or obligations of any nature (whether absolute or contingent, asserted or unasserted, known or unknown, primary or secondary, direct or indirect, and whether or not accrued) of a nature required by GAAP to be reflected on a consolidated balance sheet of the Company or in the notes thereto, except (i) as disclosed, reflected or reserved against in the most recent unaudited balance sheet included in the Specified SEC Document and (ii) for liabilities and obligations incurred in the ordinary course of business since the date of the most recent balance sheet included in the Company Financial Statements that are of a type and in an amount consistent with past practice.

(b)           No attorney representing the Company or any Subsidiary, whether or not employed by the Company or any Subsidiary, has reported to the Company’s chief legal counsel or chief executive officer evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents pursuant to Section 307 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).  As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to the SEC Documents.  To the knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review.  To the knowledge of the Company, there are no SEC inquiries or investigations, other governmental inquiries or investigations or internal investigations pending or threatened, in each case regarding any accounting practice of the Company.  The Company is in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing and corporate governance rules and regulations of the Principal Market (except for any such rules and regulations relating to maintenance of a minimum price for listed securities).  Except as permitted by the Exchange Act, since the enactment of the Sarbanes-Oxley Act, neither the Company nor any of its Affiliates has made, arranged, modified (in any material way) or forgiven personal loans to any executive officer or director of the Company.

(c)           Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any Subsidiary has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any Subsidiary has engaged in questionable accounting or auditing practices.

5.23           Equity Capitalization.

(a)           As of the date hereof, the authorized capital stock of the Company consists of (i) 650,000,000 shares of Common Stock, of which as of August 14, 2012, 180,321,207 shares are issued and outstanding, 21,707,795 shares are reserved for issuance pursuant to the Company’s stock option and purchase plans and 317,637,093 shares are reserved for issuance pursuant to securities (other than the Notes, the Warrants and the Bridge Warrants) exercisable or exchangeable for, or convertible into, Common Stock and (ii) 5,000,000 shares of preferred stock, par value $0.001, of which as of the date hereof, none of such shares of preferred stock are issued or outstanding.  All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable and have not been and will not be issued in violation of any preemptive rights, rights of first refusal, rights of first offer or similar rights.

(b)           Schedule 5.23 sets forth as of August 10, 2012, with respect to each outstanding Convertible Security of the Company, (i) the issuance date and expiration or maturity date thereof, (ii) the aggregate number of shares of Common Stock that may be issued or are issuable pursuant to the terms of such securities as of the date hereof (using $0.50 per share for any exercise or conversion price that is based on the market price of the Common Stock), (iii) the aggregate number of shares of Common Stock that may be issued or are issuable pursuant to the terms of such Convertible Securities (using $0.50 per share for any exercise or conversion price that is based on the market price of the Common Stock) as of the date hereof taking into account the effect of any anti-dilution or similar provisions in such Convertible Securities that would apply as of the date hereof assuming all of the Notes, Warrants and Bridge Warrants were issued on the date hereof (and after giving effect to such assumed issuance), (iv) the exercise or conversion price thereof, (v) the exercise or conversion price, as of the date hereof, of such Convertible Securities taking into account the effect of any anti-dilution or similar provisions in such Convertible Securities that would apply as of the date hereof assuming all of the Notes, Warrants and Bridge Warrants were issued on the date hereof (and after giving effect to such assumed issuance), and (vi) if the exercisability of such Convertible Security is subject to vesting, the vesting schedule thereof.

(c)           Except as disclosed in Schedule 5.23: (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contract, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries (collectively, “Convertible Securities”); (ii) there are no agreements or arrangements under which Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to the Registration Rights Agreement); (iii) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (iv) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (v) neither the Company nor any of its Subsidiaries has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

(d)            The Company has furnished or made available to Purchaser (i) true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Company Charter”), (ii) the Company’s bylaws, as amended and as in effect on the date hereof (the “Company Bylaws”), and (iii) the agreements or instruments containing the terms (including the material rights of the holders thereof) of all Convertible Securities of the Company.

5.24           Employee Relations.

(a)           Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union.  The Company and its Subsidiaries believe that their relations with their employees are good.  As of the date hereof, no executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the Securities Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary.  No executive officer of the Company or any of its Subsidiaries, to the knowledge of the Company or any of its Subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

(b)           The Company and its Subsidiaries are in compliance with all federal, state, local, and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

5.25           Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted.  Except as set forth in Schedule 5.25, none of the Company’s Intellectual Property Rights has expired or terminated or has been abandoned or is expected to expire or terminate or is currently expected to be abandoned, within three years from the date of this Agreement (it being understood that the Company expects that it may abandon any Intellectual Property Rights if at any time it determines in its business judgment that such Intellectual Property Rights are no longer used or useful in its business as then conducted and that such abandonment shall not constitute a breach of this Section 5.25). The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others.  There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights. Neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

5.26           Environmental Laws.  The Company and its Subsidiaries (i) together with their assets, properties (including current and former properties) and business are and at all times have been in compliance with all Environmental Laws (as hereinafter defined) and have no obligation or liability thereunder or in connection therewith, (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

5.27           Reserved.

5.28           Internal Accounting and Disclosure Controls. Except as disclosed in the Specified SEC Document or the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (the “FY2011 10-K”), the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the  recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.  Except as disclosed in the Specified SEC Document or the FY2011 10-K, the Company maintains effective disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. During the twelve months prior to the date hereof, neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant relating to any material weakness in any part or the system of internal accounting controls of the Company or any of its Subsidiaries (other than any material weakness disclosed in the Specified SEC Document or the FY2011 10-K).

5.29           Bank Holding Company Act.  Neither the Company nor any of its Subsidiaries or affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”), or to regulation by the Federal Reserve.  Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.  Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA or to regulation by the Federal Reserve.

5.30           Shell Company Status.  The Company is not, and has never been, an issuer identified in Rule 144(i)(1) of the Securities Act.

5.31           Stock Option Plans.  Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable stock option plan of the Company and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable Requirements of Law.  No stock option granted under the Company’s stock option plan has been backdated.  The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

5.32           No Disagreements with Accountants and Lawyers.  As of the date hereof, there are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under this Agreement or any of the other Transaction Documents.  In addition, on or prior to the date hereof, the Company had discussions with its accountants about its financial statements previously filed with the SEC.  Based on those discussions, the Company has no reason to believe that it will need to restate any such financial statements or any part thereof.

5.33           Disclosure.  All disclosure provided to Purchaser regarding the Company, or any of its Subsidiaries, their business and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  Except as contemplated by this Agreement and the other Transaction Documents, no event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable Requirements of Law, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

5.34           ITAR.

(a)           To the best of the Company’s knowledge, except as set forth on Schedule 5.34(a), all products manufactured, sold, leased, licensed or delivered by any Company or Subsidiary are correctly classified as EAR99, or in one of the 99 AT classifications under the Export Administration Regulations for the purpose of U.S. export controls;

(b)          since January 1, 2007, at the time of shipment, no Company or Subsidiary has, without an export license or other authorization, exported any product, software, technology or service to a denied Person or specially designated national or an embargoed country under the Requirements of Law of the jurisdiction relevant to each export shipment;

(c)           no disclosures of export control or economic sanctions violations have been made by any Company or Subsidiary to any Governmental Authority and there is no Action by any Governmental Authority with respect to export control or economic sanctions violations that is pending or, to the knowledge of the Company, has been asserted or threatened with respect to the Company, any of its Subsidiaries or their businesses; and

(d)          to the best of the Company’s knowledge,  none of the products or services produced, sold, leased, licensed or delivered by any Company or Subsidiary are defense articles and therefore subject to the provisions of the U.S. International Traffic in Arms Regulations or their equivalent in any other jurisdiction.

5.35           Competing Businesses.  Purchaser has disclosed to the Company that Purchaser and certain of its Affiliates currently have interests in certain business ventures, including Zhejiang WanxiangEner1 Power Systems Co., Ltd. and Ener1, Inc., and may acquire interests in other business ventures that compete with some or all of the business of the Company and its Affiliates, and that the existence of any such interests shall not limit the discretion, rights or remedies of Purchaser under this Agreement or any of the other documents related to the Transaction.

5.36           Representations and Warranties of Purchaser.  The Company acknowledges and agrees that Purchaser does not make and has not made any representations or warranties with respect to Purchaser or the transactions contemplated hereby other than those specifically set forth in Article 6.

ARTICLE 6
REPRESENTATIONS OF PURCHASER

Purchaser represents and warrants to the Company that:

6.1           Purchase for Investment.  Purchaser is purchasing the Notes and Warrants for its own account and not with a view to the distribution thereof.  Purchaser understands that the Notes and Warrants have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by applicable Requirements of Law, and that the Company is not required to register the Notes or Warrants except as provided in the Registration Rights Agreement.  Purchaser understands that, in addition to other legends, a legend substantially in the form set forth on the face of the Note will be placed on any certificate representing any Notes, unless the Company determines otherwise in compliance with applicable Requirements of Law.

6.2           Accredited Investor.  Purchaser:

(a)           has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Securities, is able to incur a complete loss of such investment and to bear the economic risk of such investment for an indefinite period of time;

(b)           is an “accredited investor” as that term is defined in Regulation D under the Securities Act; and

(c)           has been represented by counsel in the purchase of the Notes and the Warrants to be purchased by it and is aware of the limitations of U.S. state and U.S. federal securities laws with respect to the disposition of the Securities.

Purchaser acknowledges that Purchaser has had an opportunity to examine the financial and business affairs of the Company and the Guarantors and an opportunity to ask questions of and receive answers from the Company and its management with respect to all information it deems material or relevant to its investment in the Securities and that the Company has given Purchaser the opportunity to perform fully its own due diligence.

6.3           Matters Relating to the Placement Agent.  Purchaser hereby:

(a)           represents and warrants that it first became aware of the private offering of the Notes and Warrants in private written and/or oral communication(s) between Purchaser and the Placement Agent;

(b)           acknowledges that the Placement Agent has not provided, and will not be providing, Purchaser with any offering memorandum or similar document regarding the Securities or the Company;

(c)           acknowledges that the Placement Agent makes no representation or warranty, expressed or implied, as to the accuracy or completeness of the information provided or to be provided to Purchaser by the Company, and nothing contained in any documents provided to Purchaser is, or will be relied upon as, a promise, representation, or warranty by the Placement Agent;

(d)           represents and warrants that it has not relied and will not rely on any investigation that the Placement Agent or any person acting on the Placement Agent’s behalf may have conducted with respect to the Securities or the Company; and

(e)           acknowledges that the Placement Agent does not make any representation as to the availability of Rule 144 or any other exemption under the Securities Act for the re-offer, resale, pledge, or transfer of the Securities.

6.4           Representations and Warranties of the Company.  Purchaser acknowledges and agrees that the Company does not make and has not made any representations or warranties with respect to the Company and its Subsidiaries and the transactions contemplated hereby other than those specifically set forth in Article 5.

6.5           Brokers and Other Advisors. No broker, investment banker, financial advisor or other person (other than C-Cap Advisors, LLC) is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Purchaser or its Affiliates.

ARTICLE 7
COVENANTS

7.1           Preparation of the Proxy Statement; Company Shareholders Meeting.

(a)           As soon as practicable following the date of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement in preliminary form relating to the Company Shareholders Meeting.  The Company will cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act and shall use its best efforts to cause the Proxy Statement to be mailed to the shareholders of the Company as soon as practicable after confirmation from the SEC or its staff that it will not comment on, or has no additional comments on, the Proxy Statement.  Purchaser shall cooperate with the Company in connection with the preparation of the Proxy Statement and shall furnish to the Company all information regarding Purchaser and its respective Affiliates as may be required to be disclosed therein as promptly as possible after the date hereof. The Company shall notify Purchaser  promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and, unless the Company Board shall have made an Adverse Recommendation Change in accordance with Section 7.2(d), shall supply Purchaser with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Transaction.

(b)           Each of the Company and Purchaser agrees, as to itself and its respective Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement or any amendment or supplement thereto will, at the date of mailing to the shareholders of the Company and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to receipt of the Shareholder Approvals, any event occurs with respect to the Company, any Company Subsidiary or Purchaser, or any change occurs with respect to other information to be included in the Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Proxy Statement, the Company or Purchaser, as the case may be, shall promptly notify the other party of such event and the Company shall promptly file, with Purchaser’s cooperation, any necessary amendment or supplement to the Proxy Statement. The Company will also advise Purchaser, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement.

(c)           Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, unless the Company Board shall have made an Adverse Recommendation

Change in accordance with Section 7.2(d), the Company shall (i) provide Purchaser a reasonable opportunity to review and comment on such document or response and (ii) reasonably consider all comments proposed by Purchaser prior to filing or mailing such document, or responding to the SEC.

(d)           The Company shall, as soon as practicable following the clearance of the Proxy Statement by the SEC, duly call, give notice of, convene and hold the Company Shareholders Meeting for the purpose of seeking the Shareholder Approvals. The notice of such Company Shareholders Meeting shall state that the Shareholder Proposals will be considered at the Company Shareholders Meeting. Subject to Section 7.2(d), (x) the Company Board shall include the Company Recommendation in the Proxy Statement and (y) the Company shall use its reasonable best efforts to solicit the Shareholder Approvals.  The Company shall not include in the Proxy Statement any proposal to vote upon or consider any Alternative Proposal (other than the Transaction).  The Company shall be permitted to adjourn or postpone the Company Shareholders Meeting in order to comply with applicable Requirements of Law, including in the case that the Company Board has delivered a Notice of Proposed Recommendation Change, disclosure requirements or fiduciary duty obligations owed by the Company Board for up to five (5) Business Days so long as the Company Shareholders Meeting would reasonably be expected to occur within ten (10) Business Days after the expiration of the applicable Notice Period.  The Company shall also adjourn or postpone the Company Shareholders Meeting at the request of Purchaser on one occasion for up to five (5) Business Days if an Alternative Proposal has been publicly made or disclosed or has become known to shareholders of the Company and has not been withdrawn or the Company has delivered a Notice of Superior Proposal and the Company Shareholders Meeting would reasonably be expected to occur within ten (10) Business Days after the expiration of the Notice Period.  Notwithstanding the foregoing, if such adjournment or postponement would result in the Company Shareholders Meeting occurring less than five (5) Business Days prior to the Expiration Date, then the Company shall only be required to adjourn or postpone the meeting to a date five (5) Business Days prior to the Expiration Date.

7.2           Alternative Proposals.

(a)           Following the execution hereof, the Company shall, and shall cause the Company Subsidiaries to, and shall direct its and their respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents and representatives (collectively, “Representatives”) to (i) immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any Alternative Proposal, or any proposal, inquiry or offer that would reasonably likely be expected to lead to an Alternative Proposal, and (ii) request the prompt return or destruction of all confidential information previously furnished by it or on its behalf.

(b)           Subject to the other terms of this Section 7.2, the Company shall not, and shall cause the Company Subsidiaries not to, and shall not authorize or permit its and their respective Representatives to, and the Company shall use its reasonable efforts to cause its and their Representatives not to, directly or indirectly, (i) solicit, initiate, or encourage or induce or facilitate the making, submission or announcement of any inquiries or the making of any proposal or offer constituting, related to or that could reasonably be expected to lead to an Alternative Proposal, (ii) furnish any non-public information regarding the Company or the

Company Subsidiaries to any Person (other than Purchaser and Purchaser’s or the Company’s Representatives acting in their capacity as such) in connection with or in response to an Alternative Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an Alternative Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Alternative Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an Alternative Proposal (other than to state that they currently are not permitted to have discussions), (iv) approve, endorse, submit for the consideration of the shareholders of the Company or recommend any Alternative Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an Alternative Proposal, (v) make or authorize any public statement, recommendation or solicitation in support of any Alternative Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an Alternative Proposal or (vi) enter into any letter of intent or agreement in principle or any contract providing for, relating to or in connection with any Alternative Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an Alternative Proposal (other than an Acceptable Confidentiality Agreement in accordance with Section 7.2(c)).

(c)           Notwithstanding anything to the contrary in this Section 7.2, if at any time prior to obtaining the Shareholder Approvals, (i) the Company receives, after the date of this Agreement, an unsolicited bona fide written Alternative Proposal, (ii) such Alternative Proposal did not result from a breach of Section 7.2(a) or (b), in any material respect, (iii) the Company Board determines in good faith (after consultation with its outside counsel and financial advisors) that such Alternative Proposal constitutes or would reasonably be expected to lead to a Superior Proposal and (iv) the Company Board determines in good faith (after consultation with outside counsel) that the failure to take the actions referred to in clause (x) or (y) of this Section 7.2(c) would be inconsistent with its fiduciary duties to the Company under Requirements of Law, then, prior to obtaining the Shareholder Approvals, the Company may (x) furnish and make available information with respect to the Company and the Company Subsidiaries to the Person making such Alternative Proposal (and its Representatives) pursuant to an Acceptable Confidentiality Agreement; provided, that any non-public information provided or made available to any Person given such access shall have been previously provided or made available to Purchaser or shall be provided or made available to Purchaser prior to or substantially concurrently with the time it is provided or made available to such Person, and (y) participate in discussions and negotiations with the Person making such Alternative Proposal (and its Representatives) regarding such Alternative Proposal. The Company shall promptly (and in any event within 24 hours) advise Purchaser in writing of the receipt of any Alternative Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to an Alternative Proposal (including the identity of the Person making or submitting such Alternative Proposal or inquiry, proposal or offer, and the material terms and conditions thereof) that is made or submitted by any Person prior to the Closing. The Company shall keep Purchaser informed, on a reasonably current basis, of the status of, and any financial or other material changes in, any such Alternative Proposal, including providing Purchaser copies of any material correspondence (which, for the avoidance of doubt, would include any change in financial terms) related thereto and proposed agreements to effect such Alternative Proposal.

(d)           Neither the Company Board nor any committee thereof shall (i) fail to make or withhold or withdraw or qualify (or modify in a manner adverse to Purchaser) the Company Recommendation, the Company Determination or the approval of this Agreement or take any action (or permit or authorize the Company or any of the Company Subsidiaries or any of its or their respective Representatives to take any action) inconsistent with the Company Recommendation or Company Determination or resolve, agree or propose to take any such actions (each of such actions set forth in this Section 7.2(d)(i) being referred to herein as an “Adverse Recommendation Change”), (ii) adopt, approve, recommend, endorse or otherwise declare advisable any Alternative Proposal or resolve, agree or propose to take any such actions, (iii) cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement related to an Alternative Proposal other than an Acceptable Confidentiality Agreement in accordance with Section 7.2(c), (iv) take any action to make the provisions of any “fair price,” “moratorium,” “control share acquisition” or other similar antitakeover statute or regulation, including Section 203 of the DGCL (each, a “Takeover Statute”), or any restrictive provision of any applicable anti-takeover provision in the Company Charter or the Company Bylaws inapplicable to any transactions contemplated by an Alternative Proposal (including approving any transaction under, or a third Person becoming an “interested stockholder” under, Section 203 of the DGCL) or amend or modify or terminate, or grant any waiver or release under, any confidentiality agreement with respect to an Alternative Proposal or standstill or similar agreement with respect to any class of Equity Interests of the Company or any Company Subsidiary or fail to enforce any provision thereof or (v) resolve, agree or propose to take any such actions.

(e)           Notwithstanding the foregoing, at any time prior to obtaining the Shareholder Approvals, if the Company Board determines in good faith (after consultation with outside counsel) that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties to the Company under Requirements of Law, then, prior to obtaining the Shareholder Approvals, the Company Board may make an Adverse Recommendation Change (i) in response to a Superior Proposal that is capable of being accepted by the Company (or, in the case of a tender offer or exchange offer, recommended by the Company Board or any committee thereof) and that was received on or after the date hereof that has not been withdrawn or abandoned and that did not otherwise result from a breach of Section 7.2, or (ii) if an Intervening Event occurs.

(f)           The Company Board shall not take any action set forth in Section 7.2(e) unless the Company Board has first (i) provided written notice to Purchaser (a “Notice of Proposed Recommendation Change”) advising Purchaser that the Company has received a Superior Proposal or that an Intervening Event has occurred, as the case may be, specifying the material terms and conditions of such Superior Proposal or the material facts relating to such Intervening Event, as applicable, identifying the Person making such Superior Proposal and providing copies of any agreements intended to effect such Superior Proposal, and notifying Purchaser that the Company Board has made the determination described in Section 7.2(e) (including the basis on which such determination has been made), (ii) negotiated, and caused the Company and its Representatives to negotiate, during the four (4) Business Day period following Purchaser’s receipt of the Notice of Proposed Recommendation Change (the “Notice Period”), in good faith with Purchaser to enable Purchaser to make a counteroffer or propose to amend the terms of this Agreement so that such Alternative Proposal no longer constitutes a Superior Proposal or that the Intervening Event no longer requires an Adverse Recommendation Change, and (iii) after complying with clauses (i) and (ii), determined in good faith (after consultation with its outside counsel and financial advisor) that, (A) in the case of an Adverse Recommendation Change made in response to a Superior Proposal, and in any event, such Alternative Proposal continues to constitute a Superior Proposal after giving effect to any counter offer or amendments to the terms of this Agreement proposed by Purchaser in writing and, after consultation with outside counsel, that the failure to make an Adverse Recommendation Change would reasonably be expected to be inconsistent with its fiduciary duties to the Company under Requirements of Law and (B) in the case of an Adverse Recommendation Change made in response to an Intervening Event, such event continues to constitute an Intervening Event and, after consultation with outside counsel, that the failure to make an Adverse Recommendation Change would reasonably be expected to be inconsistent with its fiduciary duties to the Company under Requirements of Law; provided, however, that if during the Notice Period any revisions are made to an Alternative Proposal and such revisions are material (it being understood and agreed that any change to consideration with respect to such proposal is material), the Company shall deliver a new Notice of Proposed Recommendation Change to Purchaser and shall comply with the requirements of this Section 7.2(f) with respect to such new Notice of Proposed Recommendation Change, except that the new Notice Period shall be two (2) Business Days instead of four (4) Business Days.

(g)           The Company agrees that it shall take all reasonable actions so that any Adverse Recommendation Change shall not change the approval of this Agreement for purposes of any Takeover Statutes.

(h)           Nothing contained in this Section 7.2 shall prohibit the Company Board or any committee thereof from (i) making any disclosure to shareholders of the Company if the Company Board or any committee thereof determines in good faith (after consultation with its legal advisors) that failure to make such disclosure would reasonably be expected to be inconsistent with its fiduciary duties to the Company under any applicable Requirements of Law, or (ii) taking and disclosing a position contemplated by Item 1012(a) of Regulation M-A, Rule 14e-2(a) under the Exchange Act or Rule 14d-9 under the Exchange Act; provided, however, that neither the Company nor the Company Board (or any committee thereof) shall be permitted to recommend that shareholders of the Company tender any securities in connection with any tender or exchange offer (or otherwise approve, endorse or recommend any Alternative Proposal), unless in each case, in connection therewith, the Company Board effects an Adverse Recommendation Change in accordance with Section 7.2(d); provided, further, that if any such disclosure relates to an Alternative Proposal (other than a “stop, look and listen” communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act), it shall be deemed to be an Adverse Recommendation Change unless the Company Board expressly reaffirms the Company Recommendation and rejects any Alternative Proposal within ten (10) Business Days after such stop, look and listen communication; provided, further, that neither the Company Board nor any committee thereof shall effect an Adverse Recommendation Change unless it does so in accordance with the procedures set forth in this Section 7.2.

7.3           Cooperation; Certain Consents and Approvals.

(a)           From the date hereof until the Closing Date, upon the terms and subject to the conditions of this Agreement, each of the parties shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done and reasonably cooperate with each other in order to do, all things reasonably necessary, proper or advisable (subject to any applicable Requirements of Law) to consummate the transactions contemplated by this Agreement and to obtain the approvals contemplated by Sections 4.03(i) and (j) of the Bridge Loan Agreement, as promptly as reasonably practicable, including preparing and filing all forms, registrations and notices required to be filed to consummate the transactions contemplated hereby, coordinating communications with respect thereto and promptly responding to requests for information from each other.  Notwithstanding the foregoing, the Company shall use commercially reasonable efforts to obtain, and Purchaser shall cooperate in all reasonable respects with the Company’s efforts to obtain, any and all consents necessary to consummate the transactions contemplated by this Agreement; provided, however, that Purchaser shall not be required to, or to agree to, and the Company and the Company Subsidiaries shall not without the prior written consent of Purchaser, pay any money, make any concession or incur any Liability in connection therewith.

(b)           To the extent permitted by applicable Requirements of Law, each party shall consult with the other party with respect to, and provide any information reasonably requested by the other party in connection with, all filings made with any U.S. Governmental Authority in connection with this Agreement and the transactions contemplated hereby. If any party or any of its Affiliates receives any request for documents and/or information from any U.S. Governmental Authority with respect to this Agreement or any of the transactions contemplated hereby, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and, to the extent permitted by applicable Requirements of Law, after consultation with the other party, an appropriate response in compliance with such request.

(c)           In addition to, and without limiting any of the other covenants of the parties contained in this Section 7.3, the parties shall, in connection with the transactions contemplated hereby, (i) take promptly all actions necessary to make the filings required of them or their “ultimate parent entities” under the HSR Act to allow Purchaser to acquire the Underlying Shares, (ii) comply promptly with any requests for documents and/or information by them, or any of their respective Affiliates from the U.S. Federal Trade Commission (“FTC”) or the U.S. Department of Justice (“DOJ”) pursuant to the HSR Act or from any state attorney general or other Governmental Authority in connection with antitrust matters, (iii) use commercially reasonable efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated hereby under any antitrust law and (iv) advise the other party promptly of any substantive communication received by such party from the FTC, DOJ, any state attorney general or any other Governmental Authority regarding any of the transactions contemplated hereby; provided, however, that the Company shall be solely responsible for, and shall make timely payment of, any filing fees payable under the HSR Act in connection with the transactions contemplated hereby.

(d)           Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement (i) shall require, or be construed to require, Purchaser to proffer to, or agree to, sell, license or dispose of or hold separate and agree to sell, license or dispose of before or after the Closing, any assets, businesses, or interest in any assets or businesses of Purchaser, the Company or any of their respective Affiliates (or to consent to any sale, license, or disposition, or agreement to sell, license or dispose of, by the Company or any of its Subsidiaries, any of

their assets or businesses) or to agree to any changes or restrictions in the operations of any such assets or businesses or commence or participate in any litigation, offer or grant any accommodation or undertake any obligation or liability; and the Company shall not, and shall cause its Subsidiaries not to, take or agree to take on any such action without Purchaser’s prior written consent; or (ii) shall require, or be construed to require, Purchaser to agree to any mitigation agreement or to take or agree to take other action required by CFIUS as a condition for concluding any review or investigation of the transactions contemplated by this Agreement, and the Company shall not, and shall cause its Subsidiaries not to, agree to a mitigation agreement or take or agree to take such other action without Purchaser’s prior written consent.

7.4           Commodity Jurisdiction Determination.  If reasonably requested as a result of Purchaser’s ongoing due diligence after the date hereof, the Company will request a commodity jurisdiction determination from the U.S. Department of State (the “CJ Request”) confirming that the item(s) and/or service(s) that are the subject of the CJ Request, which item(s) and/or service(s) shall be determined in Purchaser’s reasonable discretion, are not subject to ITAR. The receipt of a favorable commodity jurisdiction determination from the U.S. Department of State confirming that such item(s) and/or service(s) are not subject to the ITAR shall be referred to as the “Favorable CJ Determination.”

7.5           Public Announcements.  Purchaser and the Company shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transaction and the other transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement before such consultation, except to the extent required by applicable Requirements of Law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

7.6           Litigation.  The Company shall provide Purchaser with prompt notice of and copies of all Legal Proceedings and correspondence relating to any Legal Proceeding against the Company, any of the Company Subsidiaries or any of their respective directors or officers by any shareholder of the Company arising out of or relating to this Agreement or the transactions contemplated by this Agreement. The Company shall give Purchaser the opportunity to participate in the defense or settlement of any such Legal Proceeding. Neither the Company nor any of its Subsidiaries shall agree to any settlement of any such Legal Proceeding without the prior written consent of Purchaser, which shall not to be unreasonably withheld.

7.7           Board Governance Matters.

(a)           Effective upon the Closing, the Company will cause (i) the size of the Company Board to continue to be nine directors and (ii) four individuals designated by Purchaser (referred to herein, together with any replacement designees pursuant to Section 7.7(e) as, the “Wanxiang Board Designees”) to be appointed to the Company Board, such that each class of directors on the Company Board shall include at least one Wanxiang Board Designee and such that the class of directors up for election at the third annual meeting of shareholders after the Closing shall include two Wanxiang Board Designees.  From and after the Closing, the size of the Company Board shall not be increased or decreased unless Purchaser shall have first consented in writing to such increase or decrease, which consent may be granted in Purchaser’s sole discretion.

(b)           After such appointment, the Company will be required to nominate, and recommend to its shareholders the election of, the Wanxiang Board Designees to the Company Board at each annual meeting of shareholders of the Company and at each special meeting of shareholders of the Company at which directors are to be elected, so that the number of Wanxiang Board Designees to be directors of the Company are as follows:

(i)           if the Purchaser’s Beneficial Ownership Percentage as of an Annual Calculation Date is equal to or in excess of 40%, Purchaser shall be entitled to have four (4) Wanxiang Board Designees nominated and recommended to the shareholders of the Company as directors of the Company for the period commencing on the date of the annual meeting of shareholders of the Company next following such Annual Calculation Date until the annual meeting of shareholders of the Company next following such annual meeting;

(ii)          if the Purchaser’s Beneficial Ownership Percentage as of an Annual Calculation Date is equal to or in excess of 30%, but is less than 40%, Purchaser shall be entitled to have three (3)  Wanxiang Board Designees nominated and recommended to the shareholders of the Company as directors of the Company for the period commencing on the date of the annual meeting of shareholders of the Company next following such Annual Calculation Date until the annual meeting of shareholders of the Company next following such annual meeting;

(iii)         if the Purchaser’s Beneficial Ownership Percentage as of an Annual Calculation Date is equal to or in excess of 20%, but is less than 30%, Purchaser shall be entitled to have two (2)  Wanxiang Board Designees nominated and recommended to the shareholders of the Company as directors of the Company for the period commencing on the date of the annual meeting of shareholders of the Company next following such Annual Calculation Date until the annual meeting of shareholders of the Company next following such annual meeting;

(iv)         if the Purchaser’s Beneficial Ownership Percentage as of an Annual Calculation Date is equal to or in excess of 10%, but is less than 20%, Purchaser shall be entitled to have one (1)  Wanxiang Board Designees nominated and recommended to the shareholders of the Company as directors of the Company for the period commencing on the date of the annual meeting of shareholders of the Company next following such Annual Calculation Date until the annual meeting of shareholders of the Company next following such annual meeting; and

(v)          if at any Annual Calculation Date the Purchaser’s Beneficial Ownership Percentage is less than 10%, the Company shall have no obligation to nominate and recommend to its shareholders any Wanxiang Board Designee.

Purchaser shall deliver the certificate contemplated by the definition of Purchaser’s Beneficial Ownership Percentage promptly after the applicable Annual Calculation Date, and the Company shall promptly determine Purchaser’s Beneficial Ownership Percentage and inform Purchaser of such determination.

(c)            Subject to applicable Requirements of Law and the rules and regulations of the Principal Market, at the option of Purchaser, the Company Board shall cause each committee of the Company Board to consist of such number of Wanxiang Board Designees as shall equal the greater of (i) a number constituting a majority of the members of such committee minus one and (ii) one.

(d)           The Wanxiang Board Designees (including any successor nominees) designated in accordance with Section 7.7(a) or Section 7.7(e) shall, subject to applicable Requirements of Law and the rules and regulations of the Principal Market, be included in the Company’s and the Company’s Nominating and Governance Committee’s nominees to serve on the Company Board.  The Company shall use all reasonable best efforts to have the Wanxiang Board Designees elected as directors of the Company and the Company shall solicit proxies for each such person to the same extent as it does for any of its other nominees to the Company Board.

(e)           Purchaser shall have the power to designate a replacement for any Wanxiang Board Designee upon the death, resignation, retirement, disqualification or removal from office of such Wanxiang Board Designee.  The Company Board will use its reasonable best efforts to take all action required to fill the vacancy resulting therefrom with such replacement designee (including such person, subject to applicable Requirements of Law, being the Company’s and the Company’s Nominating and Governance Committee’s nominee to serve on the Company Board, using all reasonable best efforts to have such person elected as director of the Company and the Company soliciting proxies for such person to the same extent as it does for any of its other nominees to the Company Board).

(f)           The Company further agrees that, from and after the date hereof, for so long as there are amounts outstanding under the Bridge Loan Agreement or the Bridge Warrants are outstanding, the Company shall invite a person designated by Purchaser (the “Observer”) to attend all meetings of the Company Board or committees thereof in a nonvoting observer capacity; provided, however, that the Observer may be excluded from all or a portion of any such Company Board meeting if and to the extent that: (i) in the judgment of legal counsel to the Company, such exclusion is necessary to preserve the attorney-client privilege during such meeting or portion thereof, or (ii) the Company Board is to consider an Alternative Proposal during such meeting or portion thereof.  The person designated pursuant to this Section 7.7(f) shall be required to satisfy all legal and governance requirements regarding service as a director of the Company.  The Company’s obligations under this Section 7.7(f) shall be suspended at any time when the Company Board or any committee thereof includes the Wanxiang Board Designees.

(g)           The Company shall notify each Wanxiang Board Designee and Observer of all regular and special meetings of the Company Board and shall notify each Wanxiang Board Designee of all regular and special meetings of any committee of the Company Board of which such Wanxiang Board Designee is a member.  The Company shall provide the Wanxiang Board Designees and the Observer with copies of all notices, minutes, consents and other materials provided to all other members of the Company Board concurrently as such materials are provided to the other members; provided, however, that the Observer shall not be entitled to such materials if and to the extent that such materials directly relate to an Alternative Proposal.

(h)           Each of the Wanxiang Board Designees shall be entitled to the same compensation and same indemnification in connection with his or her role as a director as the other members of the Company Board.  Each Wanxiang Board Designee and Observer shall be entitled to reimbursement for documented, reasonable out-of-pocket expenses incurred in attending meetings of the Company Board or any committees thereof, to the same extent as the other members of the Company Board.

7.8           Interim Operations.  (a)           Except for matters set forth in Schedule 7.8 or otherwise expressly permitted hereby, from the date hereof to the Closing, the Company shall, and shall cause its Subsidiaries to, comply with each of the covenants set forth in Sections 5.01 through 5.15 and Sections 6.01 through 6.13 of the Bridge Loan Agreement;

(b)           Notwithstanding Section 7.8(a), except as expressly permitted by this Agreement, as required by Requirements of Law, as set forth in Schedule 7.8, with the express prior written approval of Purchaser or, solely with respect to Sections 7.8(b)(i), (iii) and (iv) below, as expressly permitted by the Bridge Loan Agreement, from the date hereof until the Closing Date, the Company shall not and shall cause its Subsidiaries not to:

(i)           (A) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its Equity Interests or other securities, or otherwise make any payments to shareholders of the Company in their capacity as such, (B) split, combine or reclassify any of its Equity Interests (except for the purpose of maintaining a listing on the Principal Exchange) or issue, sell or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any Equity Interests or (C) purchase, redeem or otherwise acquire, directly or indirectly any Equity Interests or any other securities of the Company or any of its Subsidiaries;

(ii)          issue, deliver, sell, pledge, transfer, lease, license, grant, dispose of or otherwise encumber any of its Equity Interests or grant any options, warrants, calls, rights, convertible securities or enter into other agreements or contracts pursuant to which it would be obligated to issue or sell any Equity Interests of the Company or any of its Subsidiaries, except for the issuance of shares of Common Stock upon the exercise of Convertible Securities outstanding on the date of this Agreement and in accordance with their terms on the date of this Agreement;

(iii)         enter into, adopt or amend any employee benefit plan, bonus, profit-sharing, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare, severance or other employee benefit plan or employment, consulting or management agreement with respect to the directors, officers or other current or former employees or consultants of the Company or any of its Subsidiaries, other than any such amendment to an employee benefit plan that is made to maintain the qualified status of such plan or its continued compliance with applicable Requirements of Law; or

(iv)         alter or commit to alter the compensation (including bonuses or other incentive compensation), severance or other benefits payable or to become payable by the Company or any of its Subsidiaries to any executive officer or director, or pay cash retention bonuses to, or to set the amount of a cash bonus pool for, other employees without Purchaser’s consent as to the aggregate amount thereof.

7.9           Confidentiality Agreement.  Upon the occurrence of the Closing or, if this Agreement has been terminated, the first anniversary of the date of this Agreement, the Standstill Period (as such term is defined in the Confidentiality Agreement) shall terminate.

ARTICLE 8
SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT

8.1           Survival of Representations and Warranties.  All representations, warranties, covenants and obligations contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing; provided, however, that, except as otherwise provided in Article 11, the representations and warranties contained in Articles 5 and 6 shall terminate on the eighteen (18) month anniversary of the date of Closing. No investigation made at any time by or on behalf of Purchaser or any other holder of a Note or Warrant shall affect the representations and warranties of the Company hereunder.  All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement  shall be deemed representations and warranties of the Company under this Agreement.

8.2           Entire Agreement.  This Agreement (including the Schedules and Exhibits hereto, and the documents and instruments executed and delivered in connection herewith) and the other Transaction Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, whether written or oral, between the parties with respect to the subject matter hereof, including the MOU, and there are no representations, understandings or agreements relating to the subject matter hereof that are not fully expressed in this Agreement, the other Transaction Documents and the documents and instruments executed and delivered in connection herewith.  All Schedules and Exhibits attached to this Agreement are expressly made a part of, and incorporated by reference into, this Agreement.

ARTICLE 9
AMENDMENT AND WAIVER

Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Purchaser.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased or otherwise acquired under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

ARTICLE 10
NOTICES

All notices and communications provided for hereunder shall be in writing and sent (a) by facsimile transmission if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid) or (b) by a recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

(i)           if to Purchaser or its nominee, to Purchaser or nominee at the address specified under Purchaser’s name on Purchaser’s signature page hereto, or at such other address as Purchaser or nominee shall have specified to the Company in writing,

(ii)          if to any other holder of any Note or Warrant, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii)         if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Eric Pyenson, Esq., or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Article 10 will be deemed given only when actually received.

ARTICLE 11
INDEMNIFICATION

11.1           Indemnification.

(a)           The Company agrees to indemnify and hold harmless each Purchaser and its Affiliates and each of their respective officers, directors, partners, members and employees, and each person who controls such Purchaser within the meaning of the Exchange Act and the regulations thereunder, to the fullest extent lawful, from and against any and all actions, suits, claims, proceedings, costs, losses, liabilities, damages, expenses (including reasonable attorneys’ fees and disbursements), amounts paid in settlement and other costs (collectively, “Losses”) arising out of or resulting from (1) any inaccuracy in or breach of the Company’s representations or warranties in this Agreement (without giving effect to any materiality, Material Adverse Effect or similar qualifications limiting the scope of such representation or warranty) or (2) the Company’s breach of agreements or covenants made by the Company in this Agreement or (3) any action, suit, claim, proceeding or investigation by any Governmental Authority, shareholder of the Company or any other Person (other than the Company) relating to this Agreement or the transactions contemplated hereby; provided, that:

(i)      the agreement to so indemnify and hold harmless with respect to clauses (1) and (2) shall be effective from and after the Closing and the agreement to so indemnify and hold harmless with respect to clause (3) shall be effective from and after the date hereof;

(ii)      the Company shall not be required to indemnify and hold harmless under clause (1) of this Section 11.1(a) with respect to Losses incurred by Indemnified Parties

(other than Losses incurred as a result of inaccuracies in or breaches of the representations and warranties contained in Sections 5.1 (Organization; Power and Authority), 5.2 (Authorization, Etc.), 5.4 (Organization and Ownership of Capital Stock of Subsidiaries), 5.20 (Application of Takeover Protections; No Rights Agreement) and 5.23 (Equity Capitalization), as to which this proviso shall have no effect)  unless the aggregate amount of such Losses subject to indemnification by the Company exceeds $1,000,000, and once such amount is exceeded, the Company shall indemnify the Indemnified Parties only for the amount in excess of $1,000,000;

(iii)          in no event shall the aggregate amount required to be paid by the Company pursuant to clause (1) of this Section 11.1(a) exceed $50,000,000; and

(iv)          in no event shall the aggregate amount required to be paid by the Company pursuant to clauses (2) and (3) of this Section 11.1(a) exceed $200,000,000.

(b)           The indemnification provided for in clause (1) of Section 11.1(a) shall terminate eighteen (18)  months after the date of the Closing Date (and no claims shall be made by any Indemnified Party under Section 11.1(a) thereafter), except that the indemnification by the Company shall continue as to any Loss of which any Indemnified Party has notified the Company in accordance with the requirements of this Article 11 on or prior to the date such indemnification would otherwise terminate in accordance with this Section 11.1(b), as to which the obligation of the Company shall continue until the liability of the Company shall have been determined pursuant to this Article 11, and the Company shall have reimbursed all Indemnified Parties for the full amount of such Loss accordance with this Article 11.

11.2           Procedures; Third Party Claims.  A Person entitled to indemnification hereunder (each, an “Indemnified Party”) shall give written notice to the Company (the “Indemnifying Party”) of any action, suit, claim or proceeding made by any Person not a party hereto against the Indemnified Party (a “Third Party Claim”) with respect to which it seeks indemnification promptly after receipt by such Indemnified Party of written notice of such Third Party Claim; provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article 11 unless and to the extent that the Indemnifying Party shall have been actually prejudiced by the failure of such Indemnified Party to so notify such party. Such notice shall describe in reasonable detail the facts giving rise to such Third Party Claim to the extent known to the Indemnifying Party.  In case any such Third Party Claim is brought against an Indemnified Party, the Indemnified Party shall be entitled to hire, at its own expense, separate counsel and participate in the defense thereof; provided, however, that the Indemnifying Party shall be entitled to assume and conduct the defense thereof, unless the counsel to the Indemnified Party advises such Indemnifying Party in writing that such claim involves a conflict of interest (other than one of a monetary nature) that would reasonably be expected to make it inappropriate for the same counsel to represent both the Indemnifying Party and the Indemnified Party, in which case the Indemnified Party shall be entitled to retain its own counsel at the cost and expense of the Indemnifying Party (except that the Indemnifying Party shall only be liable for the legal fees and expenses of one law firm for all Indemnified Parties, taken together with respect to any single Third Party Claim or group of related Third Party Claims). If the Indemnifying Party assumes the defense of any Third Party Claim, all Indemnified Parties shall thereafter deliver to the Indemnifying Party copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim, and each Indemnified Party shall cooperate in the defense or prosecution of such Third Party Claim. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the fees and expenses of counsel incurred by the Indemnified Party in defending such Third Party Claim) if (i) the Third Party Claim seeks an injunction or other equitable relief or relief other than monetary damages for which the Indemnified Party would be entitled to indemnification under this Agreement that the Indemnified Party reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for monetary damages for which it would be entitled to indemnification under this Agreement or may otherwise adversely affect the Indemnified Party or (ii) the Third Party Claim is a criminal, civil or administrative proceeding or investigation brought by a Governmental Authority or stock exchange, or relates to such a proceeding or investigation, or the underlying facts or circumstances of which would reasonably be expected to give rise to such a proceeding or investigation.  The Indemnifying Party shall not be liable for any settlement of any Third Party Claim effected without its written consent; provided, however, that the Indemnifying Party shall not unreasonably withhold or delay its consent. The Indemnifying Party further agrees that it will not, without the Indemnified Party’s prior written consent (which shall not be unreasonably withheld or delayed), settle or compromise any Third Party Claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification has been sought hereunder unless such settlement or compromise includes an unconditional release of such Indemnified Party from all liability arising out of such Third Party Claim.

11.3           Other Claims.  In the event any Indemnified Party has a claim against any Indemnifying Party under Section 11.1 that does not involve a Third Party Claim, the Indemnified Party shall deliver notice of such claim to the Indemnifying Party (setting forth in reasonable detail the facts giving rise to such claim (to the extent known by the Indemnified Party) and the amount or estimated amount (to the extent reasonably estimable) of Losses arising out of, involving or otherwise in respect of such claim) with reasonable promptness after becoming aware of such claim; provided, however, that, failure to give such notification with reasonable promptness shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure.  If the Indemnifying Party does not notify the Indemnified Party within 10 Business Days following its receipt of such notice that the Indemnifying Party disputes its liability to the Indemnified Party under Section 11.1, such claim specified by the Indemnified Party in such notice shall be conclusively deemed a liability of the Indemnifying Party and the Indemnifying Party shall pay the amount of such liability to the Indemnified Party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined.

11.4           Tax Treatment.  Any indemnification payments pursuant to this Article 11 shall be treated as an adjustment to the purchase price for the Securities for U.S. federal income and applicable state and local Tax purposes, unless a different treatment is required by applicable Requirements of Law.

ARTICLE 12
SUBSTITUTION OF PURCHASER

Purchaser shall have the right to substitute one or more of its Affiliates as the purchaser of the Notes and Warrants that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both Purchaser and any such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Article 6.  Upon receipt of such notice, any reference to Purchaser in this Agreement (other than in this Article 12), shall be deemed to refer to such Affiliate in lieu of such original Purchaser.

ARTICLE 13
EXPENSES, ETC.

13.1           Expenses.  The Company will pay all out-of-pocket fees and expenses incurred by or on behalf of Purchaser or its Affiliates in connection with the transactions contemplated by this Agreement (including all legal and accounting fees and disbursements in connection herewith, documentation and implementation of such transactions and due diligence in connection therewith, in each case whether before or after the date hereof) and with any amendments, waivers or consents under or in respect of this Agreement, the Notes, Warrants or Bridge Warrants (whether or not such amendment, waiver or consent becomes effective), including: (a) fees and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes, Warrants or Bridge Warrants or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes, Warrants or Bridge Warrants; (b) fees and expenses incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes, Warrants and Bridge Warrants; and (c) placement agent’s fees, financial advisory fees, or broker’s commissions (other than Persons engaged by Purchaser) relating to or arising out the transactions contemplated hereby, including, for example, any fees or commissions payable to the Placement Agent.  The Company shall pay and hold Purchaser harmless against, any Loss arising in connection with any claim relating to any such payment.  In addition, the Company shall pay, at the Closing, the fees of C-Cap Advisors, LLC payable in connection with the Closing; provided, that such fees do not exceed an amount previously agreed upon by Company and Purchaser.

13.2           Survival.  The obligations of the Company under this Article 13 will survive the payment or transfer of any Note or the exercise or transfer of any Warrant, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, Warrants or the Bridge Warrants, and the termination of this Agreement.

ARTICLE 14
TERMINATION

14.1           Termination by the Parties.  This Agreement may be terminated at any time prior to the Closing:

(a)           by the mutual written consent of Purchaser and the Company;

(b)           by Purchaser, if there has been any violation or breach by the Company of any covenant, representation or warranty that, if it continued to occur as of the Closing, would result in the failure of a condition set forth in Section 4.1 or Section 4.2 and such violation or breach has not been waived by Purchaser or, in the case of a covenant breach, cured by the Company within thirty (30) days after written notice thereof from Purchaser;

(c)           (i) by Purchaser, if the Company fails to obtain the Shareholder Approvals within one hundred twenty (120) after the date hereof, or (ii) by the Company, if the Shareholder Approvals shall not have been obtained upon a vote taken thereon at the Company Shareholders Meeting or any postponement or adjournment thereof;

(d)           by Purchaser, if any Event of Default under the Bridge Loan Agreement shall have occurred and be continuing; provided, however, that if any Event of Default specified in paragraphs (h) or (i) of Article VIII of the Bridge Loan Agreement occurs, this Agreement shall terminate automatically and without any action on the part of either party;

(e)           by the Company, if there has been a material violation or breach by Purchaser of any covenant, representation or warranty contained in this Agreement and such violation or breach has not been waived by the Company or, in the case of a covenant breach, cured by Purchaser within thirty (30) days after written notice thereof by the Company;

(f)           by either Purchaser or the Company if there shall be in effect any Requirements of Law that prohibits the consummation of the Closing or if consummation of the Closing would violate any non-appealable final order, decree or judgment of any Governmental Authority having competent jurisdiction;

(g)           by Purchaser if the transactions contemplated hereby have not been consummated by 5:00 p.m., New York City time on the one hundred eightieth (180th) day after the date hereof (the “Expiration Date”), provided that Purchaser shall not be entitled to terminate this Agreement pursuant to this Section 14.1(g) if Purchaser has materially breached this Agreement and such breach has prevented or frustrated the consummation of the transactions contemplated hereby;

(h)           by the Company if the transactions contemplated hereby have not been consummated by 5:00 p.m., New York City time on the Expiration Date, provided that the Company shall not be entitled to terminate this Agreement pursuant to this Section 14.1(h)  if the Company has materially breached this Agreement and such breach has prevented or frustrated the consummation of the transactions contemplated hereby; or

(i)           by Purchaser if, at any time prior to the receipt of the Shareholder Approvals, the Company Board or any committee thereof shall have (1) effected an Adverse Recommendation Change (whether or not permitted to do so under the terms of this Agreement), (2) adopted or approved or submitted for the consideration of the shareholders of the Company or publicly endorsed, publicly declared advisable or publicly recommended to the shareholders of the Company, an Alternative Proposal or caused the Company or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement related to an Alternative Proposal other than an Acceptable Confidentiality Agreement in accordance with Section 7.2(c), (3) failed to publicly reaffirm its recommendation of this Agreement within ten (10) Business Days following receipt of a written request by Parent to provide such reaffirmation following the public announcement of an Acquisition Proposal, (4) failed to include in the Proxy Statement the Company Determination or Company Recommendation or included in the Proxy Statement any proposal to vote upon or consider any Acquisition Proposal, or (5) if the Company Board or any committee thereof shall have failed to recommend against Alternative Proposal within ten (10) Business Days after public disclosure of the Alternative Proposal.

14.2           Notice of Termination; Effect of Termination. In order to terminate this Agreement under Section 14.1, the terminating party shall give written notice of such termination to the other party specifying the provision or provisions of this Agreement on which such termination is based.  Upon such termination in accordance with Section 14.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Purchaser or the Company, other than Section 7.7(d), Section 13.1, this Section 14.2, Section 14.3 and Article 15, which provisions shall survive such termination; provided, that nothing shall relieve a party of liability for a willful breach of this Agreement.

14.3           Termination Fee.

(a)           The Company shall pay the Termination Fee to Purchaser if:

(i)           this Agreement is terminated by the Company pursuant to Section 14.1(c)(ii) or Section 14.1(h) and, in the case of termination under Section 14.1(h), a vote on the Shareholder Proposals at the Company Shareholders Meeting has not been taken, and in either case within twelve (12) months of such termination the Company enters into a definitive agreement to consummate, or consummates, or the Company Board approves or recommends, the transactions contemplated by, an Alternative Proposal (with 30% or 40% as applicable in the definition thereof being replaced with 50%); or

(ii)           this Agreement is terminated by Purchaser pursuant to Section 14.1(i).

(b)           Any Termination Fee payable under this Section 14.3 shall be paid by wire transfer of same-day funds to an account specified by Purchaser.  Any fee due under Section 14.3(a) shall be paid as follows:

(i)           if this Agreement is terminated pursuant to Section 14.1(c)(ii) or Section 14.1(h) and, in the case of termination under Section 14.1(h), a vote on the Shareholder Proposals at the Company Shareholders Meeting has not been taken, and in either case,  within twelve (12) months of such termination the Company enters into a definitive agreement to consummate, or consummates, or the Company Board approves or recommends, the transactions contemplated by, an Alternative Proposal (with 30% or 40% as applicable in the definition thereof being replaced with 50%), then the Company shall pay the Termination Fee prior to entering into such definitive agreement or the consummation of such Alternative Proposal and as a condition to the effectiveness of such entry or consummation; and

(ii)           if this Agreement is terminated by Purchaser pursuant to Section 14.1(i), then the Company shall pay the Termination Fee no later than the fifth Business Day after such termination.

ARTICLE 15
MISCELLANEOUS.

15.1           Successors and Assigns.  All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note or Warrant) whether so expressed or not.

15.2           Accounting Terms.  All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP.  Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP.

15.3           Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by Requirements of Law) not invalidate or render unenforceable such provision in any other jurisdiction. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation,” and (b) the word “or” is not exclusive and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole.

15.4           Construction, etc.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person. For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

15.5           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

15.6           Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

15.7           Jurisdiction and Process; Waiver of Jury Trial.  (a)  The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement.  To the fullest extent permitted by applicable Requirements of Law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)           The Company consents to process being served by or on behalf of any holder of Notes or Warrants in any suit, action or proceeding of the nature referred to in Section 15.7(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Article 10 or at such other address of which such holder shall then have been notified pursuant to said Section.  The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable Requirements of Law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)           Nothing in this Section 15.7 shall affect the right of any holder of a Note to serve process in any manner permitted by applicable Requirements of Law, or limit any right that the holders of any of the Notes or Warrants may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)           The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or Warrants or any other document executed in connection herewith or therewith.

15.8           No Personal Liability of Directors, Officers, Employees and Holders of Capital Stock.  No director, officer, employee, organizer or holder of Capital Stock of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Warrants or this Agreement.  Each holder of Notes or Warrants by accepting a Note or Warrant waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes and Warrants.  The waiver may not be effective to waive liabilities under the federal securities laws.

15.9           Successors.  All agreements of the Company in this Agreement and the Notes and Warrants will bind its successors.

15.10           Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, other than the parties hereto, any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, and no other Person shall be deemed a third-party beneficiary under or by reason of this Agreement, other than (a) with respect to the provisions of Article 11 and Article 13 which shall inure to the benefit of any Person entitled to indemnification or reimbursement thereunder, and his, her or its successors, heirs or representatives who are intended to be third-party beneficiaries thereof.

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

A123 SYSTEMS, INC.

By:	/s/ David P. Vieau
Name: David P. Vieau
Title: President & CEO

This Agreement is hereby
accepted and agreed to as
of the date thereof.

WANXIANG CLEAN ENERGY USA CORP.

By:          /s/ Ping Yi Li
Name:     Ping Yi Li
Title:       President

All notices to Purchaser shall be addressed as follows:

Wanxiang Clean Energy USA Corp.
c/o Wanxiang America Corporation
88 Airport Road
Elgin, Illinois 60123
United States of America
Facsimile:  (847) 931-4838
Attn:  Mr. Daniel Li
Email: dli@wanxiang.com

with a copy (which shall not constitute notice) to:

Sidley Austin LLP
One South Dearborn
Chicago, Illinois  60603
United States of America
Facsimile: (312) 853-7036
Attn: Mr. John R. Box
Email:  jbox@sidley.com

SCHEDULE A

Defined Terms

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“3.75% Notes” is defined in Section 4.15.

“6.00% Notes” is defined in Section 4.14.

“Acceptable Confidentiality Agreement” means a customary confidentiality agreement containing terms substantially similar to, and (taken as a whole) no less favorable to the Company than, those set forth in the Confidentiality Agreement; provided, that such confidentiality agreement shall not prohibit compliance with any of the provisions of this Agreement.

“Adverse Recommendation Change” is defined in Section 7.2(d).

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.  Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.  For purposes of Articles 11 and 12, an Affiliate of a Purchaser shall include (i) any Immediate Family of Purchaser, (ii) any Family Company of Purchaser or (iii) any Affiliate of any Family Company of Purchaser.

“Allocation” is defined in Article 2.

“Alternative Proposal” means any proposal or offer (whether or not in writing) by any Person or group (as defined in Section 13(d) of the Exchange Act) with respect to any (A) merger, consolidation, share exchange, other business combination or similar transaction involving the Company or any of its Subsidiaries pursuant to which the holders of the voting power of the Company immediately prior to such transaction own 70% or less of the voting power of the surviving or resulting entity immediately following the transaction, calculated on a fully-diluted basis, (B) sale, lease, license, contribution or other disposition, directly or indirectly (including by way of merger, consolidation, share exchange, other business combination, partnership, joint venture, sale of capital stock of or other Equity Interests in a Company Subsidiary or otherwise) by the Company or any of its Subsidiaries to any Person or group (as defined in Section 13(d) of the Exchange Act) of any business or assets of the Company or its Subsidiaries representing 40% or more of  the consolidated revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, (C) issuance, sale or other disposition, directly or indirectly, to any Person or group (as defined in Section 13(d) of the Exchange Act) of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) by the Company or any of its Subsidiaries representing 30% or more of the voting power of the Company, (D) any single or related transactions with a Person or

Schedule A
(to Securities Purchase Agreement)

group (as defined in Section 13(d) of the Exchange Act) to which the Company or any of its Subsidiaries is a party in which the holders of the voting power of the Company immediately prior to such transaction own 70% or less of the voting power of the Company immediately following the transaction, calculated on a fully-diluted basis, (E) any tender or exchange offer for equity securities of the Company in which any Person or group (as defined in Section 13(d) of the Exchange Act) shall acquire, directly or indirectly, Beneficial Ownership, or the right to acquire Beneficial Ownership, of 30% or more of the voting securities of the Company, calculated on a fully-diluted basis or (F) any combination of the foregoing (in each case, other than the Transaction).

“Annual Calculation Date” means the date that is ten (10) Business Days prior to the date on which the Company is required to file its definitive proxy statement on Schedule 14A with the SEC  for an annual meeting of shareholders of the Company; provided, that if the Company is not required to file definitive proxy statements on Schedule 14A in connection with its annual meetings of shareholders, the Annual Calculation Date for any given year shall be the one (1) year anniversary of the preceding Annual Calculation Date.

“Anti-Terrorism Order” means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.  The terms “Beneficially Owns,” “Beneficially Owned” and “Beneficial Ownership” have a corresponding meaning.

“BHCA” is defined in Section 5.29.

“Bridge Loan Agreement” means the Loan Agreement of even date herewith by and between the Company and Wanxiang America Corporation, as lender (as amended, supplemented or modified from time to time, and irrespective of whether or not the Bridge Loan Agreement is then in effect, whether or not the commitments thereunder have expired or been terminated, whether or not any letter of credit has been surrendered or whether or not any amounts of principal, interest, fees or other amounts remain outstanding thereunder).

“Bridge Warrants” means the warrants to purchase Common Stock issued or to be issued by the Company pursuant to the Bridge Loan Agreement.

“Board of Directors” means:

(a)           with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(b)           with respect to a partnership, the board of directors of the general partner of the partnership;

Schedule A-2

(c)           with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(d)           with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Chicago, Illinois are required or authorized to be closed.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a Capital Lease, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such Capital Lease prior to the first date upon which such Capital Lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“CFIUS” is defined in Section 4.12.

“Change of Control Proposal” is defined in Section 4.9.

“Charter Amendment” is defined in Section 4.9.

“Charter Proposal” is defined in Section 4.9.

“CJ Request” is defined in Section 7.4.

“Closing” is defined in Article 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Common Stock” means the common stock of the Company, par value $0.001 per share.

“Company” means A123 Systems, Inc., a Delaware corporation.

“Company Board” means the Company’s Board of Directors.

“Company Bylaws” is defined in Section 5.23.

Schedule A-3

“Company Charter” is defined in Section 5.23.

“Company Determination” is defined in Section 5.2.

“Company Financial Statements” is defined in Section 5.21.

“Company Recommendation” is defined in Section 5.2.

“Company Shareholders Meeting” is defined in Section 5.2.

“Confidentiality Agreement” means the Confidentiality Agreement dated as of April 11, 2012, by and between Wanxiang America Corporation and the Company.

“Convertible Securities” is defined in Section 5.23.

“DGCL” means the General Corporation Law of the State of Delaware.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.  The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Company and its Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“DOJ” is defined in Section 7.3(c).

“Environmental Laws” is defined in Section 5.26.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Expiration Date” is defined in Section 14.1(g).

“Family Company” means, with respect to any specified Person, any trust, partnership, limited liability company, foundation, charitable organization, or other estate-planning vehicle

Schedule A-4

for the benefit of, or the ownership interests of which are owned wholly by, (i) such Person, (ii) one or more Persons who are Immediate Family members of such Person or (iii) the Immediate Family of any Beneficial Owner of such Person.

“Favorable CJ Determination” is defined in Section 7.4.

“Federal Reserve” is defined in Section 4.6.

“FTC” is defined in Section 7.3(c).

“FY2011 10-K” is defined in Section 5.28.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means any United States federal, state or local, or any supra-national or non-U.S., government, political subdivision, governmental, regulatory or administrative authority, instrumentality, agency body or commission, self-regulatory organization, court, tribunal or judicial or arbitral body.

“Guarantee” means the Guarantee under the Bridge Loan Agreement.

“Guarantor” means any Subsidiary of the Company that executed the Guarantee, and their respective successors and assigns, in each case, until the Guarantee of such Person has been released in accordance with the provisions thereof.

“Hazardous Materials” is defined in Section 5.26.

“holder” means, with respect to any Note or Warrant, the Person in whose name such Note or Warrant is registered in the register maintained by the Company.

“HSR Act” is defined in Section 4.11.

“Immediate Family” means, with respect to any specified individual, such individual’s current spouses, parents, parents-in-law, grandparents, children, siblings or grandchildren.

“Indebtedness” with respect to any Person means, at any time, without duplication,

(a)           its liabilities for borrowed money;

(b)           its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c)           (i) all Capital Lease Obligations and (ii) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of synthetic leases assuming such synthetic leases were accounted for as Capital Leases;

Schedule A-5

(d)           all its liabilities in respect of letters of credit (other than commercial letters of credit) or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money), as well as liabilities evidenced by bonds, notes, debentures or similar instruments;

(e)           the termination value, after termination, or mark-to-market value, prior to termination, of any Swap Obligations; and

(f)           (i) Disqualified Stock and (ii) Redeemable Preferred Stock,

if and to the extent any of the preceding items (other than letters of credit and Swap Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.  In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Indemnified Party” is defined in Section 11.2.

“Indemnifying Party” is defined in Section 11.2.

“Intervening Event” means an event, development, or change in circumstances that (a) is material to the Company (other than a change in the market price of any shares of capital stock of the Company), (b) is not related to an Alternative Proposal (or any inquiry that could reasonably be expected to lead to an Alternative Proposal) and (c) was not known (or the magnitude of which was not known) to the Company Board or of which the Company did not have knowledge on the date hereof that becomes known to the Company Board prior to the receipt of the Shareholder Approvals; provided, however, that in no event shall any event, development or circumstance relating to the announcement or pendency of this Agreement or arising from any action taken by any party hereto pursuant to and in compliance with the terms of this Agreement constitute an Intervening Event.

“Intellectual Property Rights” is defined in Section 5.25.

“Liability” mean any debt, liability or obligation (whether direct or indirect, known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due, matured or unmatured or determined or determinable), and including all costs and expenses relating thereto.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

Schedule A-6

“Losses” is defined in Section 11.1.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, condition, financial or otherwise, or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement, the Notes, the Warrants or the Bridge Warrants, or (c) the validity or enforceability of this Agreement, the Notes, the Warrants or the Bridge Warrants; provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and that none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect: (i)  any change generally affecting the economy, financial or securities markets or political, economic or regulatory conditions in the United States or any other geographic region in which the Company and its Subsidiaries conduct business; (ii) general financial, credit or capital market conditions, including interest rates or exchange rates, or any changes therein; (iii); acts of war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, sabotage or terrorism or other international or national calamity or any material worsening of such conditions threatened or existing as of the date of this Agreement; (iv) any changes or developments in the price for oil, gasoline, electricity or other commodities; (v) changes or developments in the availability of government grants, loans or subsidies (it being understood that the facts and circumstances giving rise to such change or development may be deemed to constitute, and may be taken into account in determining whether there has been, a Material Adverse Effect if such facts and circumstances are not otherwise described in clauses (i)-(viii) of this definition); (vi) changes in GAAP or accounting standards or interpretations thereof after the date hereof; (vii) any failure by the Company to meet any published or internally prepared estimates of revenues, earnings or other economic performance for any period ending on or after the date of this Agreement and prior to the Closing (it being understood that the facts and circumstances giving rise to such failure may be deemed to constitute, and may be taken into account in determining whether there has been, a Material Adverse Effect if such facts and circumstances are not otherwise described in clauses (i)-(viii) of this definition); or (viii) a decline in the price of the Common Stock on any market in which such securities are quoted for purchase and sale (it being understood that the facts and circumstances giving rise to such decline may be deemed to constitute, and may be taken into account in determining whether there has been, a Material Adverse Effect if such facts and circumstances are not otherwise described in clauses (i)-(viii) of the definition); provided, further, that in the case of clauses (i), (ii) and (v), only to the extent such change, event, development, condition, occurrence or effect does not, either alone or in combination, have a materially disproportionate adverse impact on the Company and its Subsidiaries relative to other Persons or businesses in the affected geographic regions and in the industries or markets in which the Company or its Subsidiaries conduct business.

“MOU” means the Non-binding Memorandum of Understanding between the Company and Wanxiang Group Corporation.

Schedule A-7

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“Notes” is defined in Article 1.

“Notice of Proposed Recommendation Change” is defined in Section 7.2(f).

“Notice Period” is defined in Section 7.2(f).

“Observer” is defined in Section 7.7 (d).

“Officer’s Certificate” means a certificate of the chief financial officer, principal accounting officer, treasurer or comptroller of the Company or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Permitted First Priority Bridge Indebtedness” has the meaning specified in the Bridge Loan Agreement.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Placement Agent” means Lazard Freres & Co. LLC.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Principal Market” means the NASDAQ Global Select Market or, if the Common Stock is not listed on the NASDAQ Global Select Market, the NASDAQ Capital Market.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Proxy Statement” means the proxy statement relating to the approval by the Company’s shareholders of the Share Issuance Proposal, the Change of Control Proposal and the Charter Amendment Proposal, as amended or supplemented from time to time.

“Purchaser” is defined in the first paragraph of this Agreement.

“Purchaser’s Beneficial Ownership Percentage” as of any Annual Calculation Date means the quotient (expressed as a percentage) determined by dividing (i) the aggregate number of shares of Common Stock Beneficially Owned by Purchaser and its Affiliates (without regard to any restrictions on the convertibility of the Notes or the exercise of the Warrants or the Bridge

Schedule A-8

Warrants) as of such Annual Calculation Date, as reflected in a certificate delivered to the Company by Purchaser, by (ii) the aggregate number of shares of Common Stock outstanding as of such Calculation Date (assuming the exercise or the conversion in full of all outstanding Convertible Securities of the Company Beneficially Owned by Purchaser and its Affiliates (without regard to any restrictions on the convertibility of the Notes or the exercise of the Warrants or the Bridge Warrants) as of such Annual Calculation Date).

“Redeemable Preferred Stock” means Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, is mandatorily redeemable, or redeemable at the option of the holder of such Capital Stock, in whole or in part, with preferential rights to payment of dividends or upon liquidation, dissolution or winding up.  The amount of Redeemable Preferred Stock deemed to be outstanding at any time for purposes of this Agreement will be the greater of its mandatory or optional liquidation preference plus accrued and unpaid dividends.

“Registration Rights Agreement” means the Registration Rights Agreement being delivered pursuant to the Bridge Loan Agreement.

“Representatives” is defined in Section 7.2(a).

“Requirements of Law” means any foreign, international or multinational treaty, federal, state, provincial, municipal and local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Authority (including those pertaining to electrical, building, zoning, subdivision, land use and Environmental Laws) or common law or any court order.

“SEC” means the Securities and Exchange Commission of the United States, or any successor thereto.

“SEC Documents” is defined in Section 5.21.

“Securities” is defined in Article 1.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Security Agreement” means the Pledge and Security Agreement under the Bridge Loan Agreement.

“Share Issuance Proposal” is defined in Section 4.9.

“Shareholder Approvals” is defined in Section 4.9.

“Shareholder Proposals” is defined in Section 4.9.

“Specified SEC Document” means the Company’s Quarterly Report  for the quarterly period ended June 30, 2012, as filed with the SEC on August 9, 2012.

Schedule A-9

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).  Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Superior Proposal” means any bona fide written offer made by a third party or group (as defined in Section 13(d) of the Exchange Act) pursuant to which such third party or group would acquire or own, directly or indirectly, 50% or more of the voting securities of the Company, calculated on a fully-diluted basis, or 50% or more of the assets of Company and its Company Subsidiaries, taken as a whole, on terms which the Company Board determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) to be superior to the Transaction from a financial point of view to the Company and/or the shareholders of the Company, taking into account all the terms and conditions of such proposal and this Agreement (including (A) the Termination Fee and any changes proposed by Purchaser to the terms of this Agreement, (B) the likelihood that such transaction will be completed, taking into account all financial, regulatory, legal and other aspects of such offer and (C) any necessary financing (including with respect to any Indebtedness that could be required to be repaid in connection with the transactions contemplated by such offer).

“Swap Contract” means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including, any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement.

“Swap Obligations” means, with respect to any specified Person, the obligations of such Person under any Swap Contract.

“Takeover Statute’ is defined in Section 7.2(d).

“Tax Returns” means any federal, state, local or foreign return, declaration, report, statement, claim for refund, amended returns and declarations of estimated taxes (including all attached schedules) filed or required to be filed with any Governmental Entity with respect to Taxes.

Schedule A-10

“Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Fee” means the excess (if any) of (x) $9,000,000 over (y) the amount previously paid by the Company pursuant to Section 2.06(a) of the Bridge Loan Agreement.

“Third Party Claim” is defined in Section 11.2.

“Transaction” is defined in Article 1.

“Transaction Documents” means this Agreement, the Bridge Loan Agreement, the Registration Rights Agreement, the Notes, the Warrants, the Bridge Warrants, as well as each of the other documents and agreements entered into, or contemplated to be entered into, by the parties hereto in connection with the transactions contemplated by this Agreement, the Bridge Loan Agreement, the Notes, and the Warrants (including each of the Loan Documents (as defined in the Bridge Loan Agreement)).

“Underlying Shares” is defined in Article 1.

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Wanxiang Board Designees” is defined in Section 7.7.

“Warrants” is defined in Article 1.

Schedule A-11

EXHIBIT 1.1

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.  ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(c)(iii) AND 18(a) HEREOF.  THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS NOTE.  THIS NOTE IS ISSUED WITH “ORIGINAL ISSUE DISCOUNT” FOR UNITED STATES FEDERAL INCOME TAX PURPOSES.  FOR INFORMATION ON THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR THE NOTE, PLEASE CONTACT A123 SYSTEMS, INC., 200 WEST STREET, WATHAM, MA 02451, ATTENTION: CHIEF FINANCIAL OFFICER.

A123 Systems, Inc.

SENIOR SECURED CONVERTIBLE NOTE

Issuance Date: [__]	Original Principal Amount: U.S. $200,000,000

FOR VALUE RECEIVED, A123 Systems, Inc., a Delaware corporation (the “Company”), hereby promises to pay to Wanxiang Clean Energy USA Corp. or registered assigns (the “Holder”) (i) the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and (ii) interest (“Interest”) on any outstanding Principal at the applicable Interest Rate from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon an Interest Date (as defined below), the Maturity Date, acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof).  This Senior Secured Convertible Note (including all Senior Secured Convertible Notes issued in exchange, transfer or replacement hereof, this “Note”) is one of an issue of Senior Secured Convertible Notes issued pursuant to the Securities Purchase Agreement on the Closing Date (collectively, the “Notes” and such other Senior Secured Convertible Notes, the “Other Notes”).  By its acceptance of this Note, the

Holder shall be deemed to have (i) appointed Wanxiang America Corporation (“WAC”) as its collateral agent (the “Collateral Agent”) for purposes of any grant of collateral security made by the Company or any of its Affiliates for the benefit of the Holder in connection with this Note pursuant to the Security Agreement and (ii) authorized the Collateral Agent to take such actions on behalf of the Holder and to exercise such powers as are set forth for the Collateral Agent in the Security Agreement, together with such actions and powers as are reasonably incidental thereto.  The Holder acknowledges that WAC will be acting as collateral agent under the Security Agreement in respect of all “Lenders” from time to time parties to the Loan Agreement and all the Holders from time to time of this Note and any Other Notes, and that the collateral security being provided by the Company and its Affiliates to such Lenders and Holders will be a single pool of assets and interests in property to be shared by such Lenders and Holders as secured parties on a pari passu basis.  Certain capitalized terms used herein are defined in Section 30.

(1)           PAYMENTS OF PRINCIPAL; PREPAYMENT.  On the Maturity Date, the Company shall pay to the Holder an amount in cash equal to all outstanding Principal and accrued and unpaid Interest.  The “Maturity Date” shall be [THE FIFTH ANNIVERSARY OF THE ISSUANCE DATE OF THIS NOTE].  Other than as specifically permitted by this Note, the Company may not prepay any portion of the outstanding Principal or accrued and unpaid Interest.

(2)           INTEREST; INTEREST RATE.

(a)      Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 360-day year and twelve 30-day months and shall be payable in cash in arrears on the first (1st) day of each October, January, April and July after the Issuance Date or, if any such date falls on a day that is not a Business Day, the next day that is a Business Day (each, an “InterestDate”) with the first (1st) Interest Date being [October 1, 2012] [January 1, 2013] [April 1, 2013]1.

(b)      Prior to the payment of Interest in cash on an Interest Date, Interest on this Note shall accrue at the Interest Rate and may be included in the Conversion Amount on each Conversion Date in accordance with Section 3(a).  From and after the occurrence and during the continuance of an Event of Default, the Interest Rate shall be increased to sixteen percent (16%) (the “Default Rate”).  In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default.

1 Earliest date to occur after the Issuance Date to be inserted.

(3)           CONVERSION OF NOTES.  At any time or times after the Issuance Date, this Note shall be convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), on the terms and conditions set forth in this Section 3.

(a)      Conversion Right.  Subject to the provisions of Section 8, at any time and from time to time on or after the Issuance Date, the Holder shall be entitled to convert all or any portion of the outstanding and unpaid Principal and all or any portion of the accrued and unpaid Interest on this Note (the “Conversion Amount”) into fully paid and nonassessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below).  The Company shall not issue any fraction of a share of Common Stock upon any conversion.  If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the next whole share.  The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(b)      Conversion Rate.  The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) the Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

(i)           “Initial Conversion Price” means $0.60 (the “Base Price”), provided that if, at any time while this Note is outstanding, (i) the U.S. Department of Energy’s $249,000,000 American Recovery and Reinvestment Act grant or any portion thereof is or becomes unavailable to the Company and its Subsidiaries in accordance with its terms or is otherwise required to be repaid or returned in whole or in part or (ii) the State of Michigan’s $25,000,000 yearly tax credit is or becomes unavailable to the Company (any of the foregoing events in clauses (i) and (ii) being referred to as a “Loss of Benefits Event”), then, from and after such time, the Initial Conversion Price shall be deemed to have been 40% of the Base Price.

(ii)           “Conversion Price” as of any date herein, means the Initial Conversion Price as adjusted from time to time pursuant to Section 7 hereof.  If the Initial Conversion Price is reduced pursuant to the proviso to the definition of Initial Conversion Price, then the Conversion Price shall at all times thereafter be determined as if the reduced Initial Conversion Price had been the Initial Conversion Price on the Issuance Date.  It is expressly acknowledged and agreed by the Company that the Conversion Price, on the Issuance Date may be lower than the Initial Conversion Price as a result of adjustments to the Initial Conversion Price set forth in Section 7 that are based on events occurring on or after the Commencement Date.

(c)      Mechanics of Conversion.

(i)           Optional Conversion.  To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and the Transfer Agent and (B) if required by Section 3(c)(iii), surrender this Note to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 18(b)).  On or before the first (1st) Business Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile a confirmation of receipt of such Conversion Notice to the Holder and the Transfer Agent.  On or before the third (3rd) Trading Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (x) provided that the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system or (y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled.  If required by Section 3(c)(iii), within three (3) Business Days following a conversion of this Note, the Holder shall surrender this Note (or deliver an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 18(b)) to the Company.  If this Note is physically surrendered for conversion as required by Section 3(c)(iii) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the Holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal not converted.  The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date, irrespective of the date such shares are credited to the Holder’s account with DTC or the date of delivery of the certificates evidencing such Conversion Shares, as the case may be.

(ii)           Company’s Failure to Timely Convert.  If the Company shall fail to issue a certificate to the Holder or credit the Holder’s balance account with DTC, as applicable, for the number of shares of Common Stock to which the Holder is entitled upon conversion of any Conversion Amount on or prior to the Share Delivery Date (a “Conversion Failure”), then (A) the Company shall pay damages to the Holder for each Trading Day of such Conversion Failure in an amount equal to 1.5% of the product of (1) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which the Holder is entitled, and (2) the Closing Sale Price of the Common Stock on the Share Delivery Date; provided, that the payment of such damages shall not relieve the Company from its obligation to deliver the shares to which the Holder is entitled upon conversion of such Conversion Amount except to the extent of a voided Conversion Notice pursuant to clause (B) of this sentence and (B) the Holder, upon written notice to the Company, may void its Conversion Notice with respect to any portion of the Conversion Amount in respect of which there has been a Conversion Failure, and retain or have returned, as the case may be, any portion of this Note in respect of which there has been a Conversion Failure; provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to pay any amounts which have accrued prior to the date of such notice pursuant to this Section 3(c)(ii) or otherwise.  In addition to the foregoing, if the Company shall fail on or prior to the Share Delivery Date to issue and deliver a certificate to the Holder or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion of any Conversion Amount or on any date of the Company’s obligation to deliver shares of Common Stock as contemplated pursuant to clause (ii) below, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to issue and deliver such certificate or credit the Holder’s balance account with DTC for the shares of Common Stock to which the Holder is entitled upon the Holder’s conversion of the applicable Conversion Amount shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Sale Price on the Conversion Date.

(iii)           Registration; Book-Entry.  The Company shall maintain a register (the “Register”) for the recordation of the names and addresses of the holders of each Note and the principal amount of the Notes held by such holders (the “Registered Notes”) in accordance with the Treasury Regulation Section 5f.103-1(c)(1).  The entries in the Register shall be conclusive and binding for all purposes absent manifest error.  The Company and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes, including, without limitation, the right to receive payments of Principal and Interest, if any, hereunder, notwithstanding notice to the contrary.  A Registered Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register.  Upon its receipt of a written request to assign or sell all or part of any Registered Note by a Holder, together with any required documentation under the Transaction Documents including any legal opinions, if applicable, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 18.  Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Principal amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note.  The Holder and the Company shall maintain records showing the Principal and Interest, if any, converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(iv)           Pro Rata Conversion; Disputes.  In the event that the Company receives a Conversion Notice from more than one holder of Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes submitted for conversion, the Company, subject to Section 8, shall convert from each holder of Notes electing to have Notes converted on such date a pro rata amount of such holder’s portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes submitted for conversion on such date; provided, however, that nothing in this Section 3(c)(iv) shall be deemed to release the Company from any such failure to convert.  In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 24.

(4)           RIGHTS UPON EVENT OF DEFAULT.

(a)      Event of Default.  Each of the following events shall constitute an “Event of Default”:

(i)           the Company’s failure to pay to the Holder any amount of Principal, Interest or other amounts when and as due under this Note (including, without limitation, the Company’s failure to pay any redemption amounts hereunder) or, subject to the delivery of written notice by the Holder to the Company, pursuant to any other Transaction Document or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby to which the Holder is a party;

(ii)           other than as specifically set forth in another clause of this Section 4(a), the Company or any Company Party breaches any representation, warranty, covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition of any Transaction Document which is curable, only if such breach continues for a period of at least ten (10) days after the earlier of knowledge of such breach by the Company or Company Party or notice thereof from Wanxiang;

(iii)           any representation or warranty made or deemed made by or on behalf of the Company in or in connection with this Note or any Transaction Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Note, shall prove to have been false, misleading or incomplete when made or deemed made;

(iv)          any Company Party or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable or any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (iv) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(v)           any Company Party or any Subsidiary of any Company Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (vi) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Company Party or Subsidiary of any Company Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing;

(vi)          an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for thirty (30) days or an order or decree approving or ordering any of the foregoing shall be entered;

(vii)         the suspension from trading on the Principal Market for a period of five (5) consecutive Trading Days or for more than an aggregate of fifteen (15) Trading Days in any 365-day period or the failure of the Common Stock to be listed on the Principal Market;

(viii)        the Company’s (A) failure to cure a Conversion Failure or Warrant Exercise Failure by delivery of the required number of shares of Common Stock or (B) notice, written or oral, to any holder of the Notes, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for conversion of any Notes into shares of Common Stock that is tendered in accordance with the provisions of the Notes or with a request for the exercise of any Warrants made in accordance with the terms thereof;

(ix)          at any time following the twentieth (20th) consecutive Business Day (or in the case that shareholder approval is required, the sixtieth (60th) consecutive Business Day) that the Holder’s Authorized Share Allocation is less than the number of shares of Common Stock that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Note;

(x)           one or more judgments for the payment of money in an aggregate amount in excess of $2,000,000 (to the extent not covered by an independent third-party insurer that has not denied coverage) shall be rendered against any Company Party, any Subsidiary of any Company Party or any combination thereof and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Company Party or any Subsidiary of any Company Party to enforce any such judgment; or (ii) any Company Party or any Subsidiary of any Company Party shall fail within thirty (30) days to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued;

(xi)          (A) the Company fails to nominate any of the Wanxiang Board Designees for election to the Company Board when and as required by Section 7.7 of the Securities Purchase Agreement or otherwise breaches the provisions of Section 7.7 of the Securities Purchase Agreement, (B) any of the Wanxiang Board Designees fail to be elected and seated as directors on the Company Board, (C) any of the Wanxiang Board Designees are removed from the Company Board for any reason; provided, however, that if any of the Wanxiang Board Designees are removed from the Company Board for Cause, such removal will not constitute an Event of Default unless Wanxiang designates individuals to serve as directors on the Company Board in accordance with Section 7.7 of the Securities Purchase Agreement in substitution for some or all of the removed Wanxiang Board Designees (the “Substitute Wanxiang Board Designees”) and such Substitute Wanxiang Board Designees are not seated on the Company Board within twenty (20) days of Wanxiang making such designation or (D) in the case of a resignation by any Wanxiang Board Designee, the failure of the Company to seat on the Company Board any individual designated by Wanxiang to fill the vacancy created by such resignation within twenty (20) days of Wanxiang making such designation;

(xii)         any Event of Default (as defined in the Other Notes) occurs with respect to any Indebtedness under the Other Notes;

(xiii)        during any period that the aggregate outstanding principal amount of the Hudson Bay Notes shall exceed $1,000,000, any “Event of Default” thereunder shall occur;

(xiv)        any Company Party shall fail to observe or perform any covenant, condition or agreement contained in Section 15(a)(ii), Section 15(a)(iii) (with respect to a Company Party’s existence) or Section 15(b);

(xv)         any Company Party or any Subsidiary of any Company Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(xvi)        an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(xvii)       the occurrence of any “default,” as defined in any Transaction Document (other than this Note) or the breach of any of the terms or provisions of any Transaction Document (other than this Note), which default or breach continues beyond the shorter of (i) any period of grace therein provided, or (ii) ten (10) days after the earlier of knowledge of such breach or notice thereof from the Holder;

(xviii)      the Note Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Note Guaranty, or any Note Guarantor shall fail to comply with any of the terms or provisions of the Note Guaranty to which it is a party, or any Note Guarantor shall deny that it has any further liability under the Note Guaranty to which it is a party, or shall give notice to such effect;

(xix)         except as permitted by the terms of any Collateral Document, (i) any Collateral Document shall for any reason fail to create a valid security interest in any Collateral purported to be covered thereby, or (ii) any Lien securing any Secured Obligation shall cease to be a perfected, first priority Lien;

(xx)          any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document; or

(xxi)         any material provision of any Transaction Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Company Party shall challenge the enforceability of any Transaction Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Transaction Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms).

(b)      Remedies On Default, Etc.

(i)           Acceleration.

(1)      If an Event of Default with respect to the Company described in paragraph (v) or (vi) of Section 4(a) (other than an Event of Default described in clause (E) of paragraph (v) of Section 4(a)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(2)      If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(3)      If any Event of Default described in paragraph (i) of Section 4(a) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 4(b), whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid Principal amount of such Notes, plus (x) all accrued and unpaid Interest thereon plus (y) the Make-Whole Amount determined in respect of such Principal (to the full extent permitted by applicable law) plus, in the case of an Event of Default described in clause (viii) of Section 4(a), the sum of (A) all damages for such Conversion Failure required to be paid under clause (A) of Section 3(c)(ii) and (B) the excess (if any) of the Closing Sale Price on the applicable Conversion Date over the amounts payable over the sum of the amounts payable under the foregoing clauses (x) and (y), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.  The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

(ii)           Other Remedies.  If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 4(b)(i), the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

(iii)           Rescission.  At any time after any Notes have been declared due and payable pursuant to clause (2) or (3) of Section 4(b)(i), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (A) the Company has paid (x) all overdue Interest on the Notes, (y) all Principal of and Make-Whole Amount, if any, on any Notes that are due and payable other than by reason of such declaration and are unpaid, and (z) all Interest on such overdue Principal and Make-Whole Amount, if any, (B) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 16, and (C) no judgment or decree has been entered for the payment of any monies due to this Note or the Other Notes.  No rescission and annulment under this Section 4(b)(iii) will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

(iv)           No Waivers or Election of Remedies, Expenses, etc.  No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies.  No right, power or remedy conferred by this agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Without limiting the obligations of the Company under Section 21, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 4(b), including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

(5)           RIGHTS UPON FUNDAMENTAL TRANSACTION.

(a)      Assumption.  The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing (or, if prior to the consummation of such Fundamental Transaction, such applicable agreement requires the assumption of) all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Notes then outstanding held by such holder, having similar conversion rights and having similar ranking to the Notes, and satisfactory to the Required Holders.  Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such Successor Entity had been named as the Company herein.  Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Note at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Company’s Common Stock (or other securities, cash, assets or other property) issuable upon the conversion or redemption of the Notes prior to such Fundamental Transaction, such shares of common stock (or their equivalent) of the Successor Entity (including its Parent Entity) (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such conversion price for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Fundamental Transaction), as adjusted in accordance with the provisions of this Note.  The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion or redemption of this Note.

(b)      Redemption Right.  No later than ten (10) days prior to the consummation of a Fundamental Transaction, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a “Fundamental Transaction Notice”).

Notwithstanding Section 5(a), any time during the period beginning on the earlier to occur of (x) any oral or written agreement by the Company or any of its Subsidiaries upon consummation of which the Fundamental Transaction would reasonably be expected to occur and (y) the Holder’s receipt of a Fundamental Transaction Notice and ending twenty (20) Trading Days after the date of the consummation of such Fundamental Transaction, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (“Fundamental Transaction Redemption Notice” and the date the Company receives such notice, the “Fundamental Transaction Redemption Notice Date”) to the Company, which Fundamental Transaction Redemption Notice shall indicate the portion of principal and accrued and unpaid Interest that the Holder is electing to require the Company to redeem (the “Redeemed Amount”).  The Redeemed Amount shall be redeemed by the Company in cash by wire transfer of immediately available funds at a price equal to 100% of (A) the Redeemed Amount plus (B) accrued and unpaid Interest on such Redeemed Amount through the date of redemption plus (C) the Make-Whole Amount (the “Fundamental Transaction Redemption Price”).  Redemptions required by this Section 5 shall be made in accordance with the provisions of Section 12 and shall have priority to payments to stockholders in connection with a Fundamental Transaction.  To the extent redemptions required by this Section 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments.  Notwithstanding anything to the contrary in this Section 5, until the Fundamental Transaction Redemption Price (together with any interest thereon) is paid in full, the Redeemed Amount submitted for redemption under this Section 5(b) (together with any interest thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3.  The parties hereto agree that in the event of the Company’s redemption of any portion of the Note under this Section 5(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder.  Accordingly, any Make-Whole Amount due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

(6)           DISTRIBUTION OF ASSETS; RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

(a)      Distribution of Assets.  If the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the “Distributions”), then the Holder will be entitled to receive such Distributions as of the date on which the related Distribution is made to holders of the Common Stock as if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such Distributions (provided, however, to the extent that the Holder’s right to participate in any such Distributions would result in the Holder exceeding the Convertibility Maximum Percentage at any time when the Convertibility Restriction is applicable, then the

Holder shall not be entitled to participate in such Distribution to such extent (or the beneficial ownership of any such shares of Common Stock as a result of such Distribution to such extent) and such Distribution to such extent shall be held in abeyance for the benefit of the Holder until the earlier of (i) such time, if ever, as its right thereto would not result in the Holder exceeding the Convertibility Maximum Percentage and (ii) such times as the Convertibility Restriction is no longer applicable, at which time the Holder shall be granted such right to the same extent as if there had been no such limitation).

(b)      Purchase Rights.  If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Convertibility Maximum Percentage at any time when the Convertibility Restriction is applicable, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until the earlier of (i) such time, if ever, as its right thereto would not result it the Holder exceeding the Convertibility Maximum Percentage and (ii) such time as the Convertibility Restriction is no longer applicable, at which time the Holder shall be granted such right to the same extent as if there had been no such limitation).

(c)      Other Corporate Events.  In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note, at the Holder’s option, (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate.  Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Required Holders.  The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

(7)           ADJUSTMENT OF CONVERSION PRICE.  The Conversion Price shall be adjusted from time to time as follows:

(a)      Stock Dividends and Splits.  Without limiting any provision of Section 6, if the Company, at any time on or after the Commencement Date, (i) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares (a “Stock Combination Event”), then in each such case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b)      Other Events.  In the event that the Company (or any subsidiary of the Company) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 7(b) will increase the Conversion Price as otherwise determined pursuant to this Section 7, provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Company’s board of directors and the Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding and whose fees and expenses shall be borne by the Company.

(c)      Calculations.  All calculations under this Section 7 shall be made by rounding to the nearest cent or the nearest 1/100 of a share, as applicable.  The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(d)      Voluntary Adjustment By Company.  The Company may at any time during the term of this Note reduce the then current Conversion Price to any amount and for any period of time deemed appropriate by the Company Board.

(8)           BENEFICIAL OWNERSHIP LIMITATION.

(a)      Until the later of (i) such time as all of the Company’s 6.00% Senior Convertible Notes have been converted into shares of Common Stock, or redeemed by the Company, or are otherwise no longer outstanding and (ii) such time as all of the Company’s 3.75% Convertible Subordinated Notes have been converted into shares of Common Stock, or redeemed by the Company, or are otherwise no longer outstanding, the Company shall not effect the conversion of this Note, and the Holder shall not have the right to convert this Note, absent in each case, the written consent of the Company, to the extent that after giving effect to such conversion, such Person (together with such Person’s Affiliates) would beneficially own more than 49.9% (the “Convertibility Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion (the foregoing is the “Convertibility Restriction”).

(b)      For purposes of Section 8(a), the aggregate number of shares of Common Stock beneficially owned by such Person and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) conversion of the remaining, unconverted portion of this Note beneficially owned by such Person and its Affiliates and (ii) conversion or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its Affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein.  Except as set forth in the preceding sentence, for purposes of Section 8(a), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.  For purposes of this Note, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Notes, by the Holder and its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  The provisions of this paragraph shall be construed and implemented in a manner other than in strict conformity with the terms of this Section 8 to correct this Section (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(9)           OPTIONAL REDEMPTION AT THE HOLDER’S ELECTION.  If (i) a Loss of Benefits Event shall have occurred or (ii) any Registration Statement (as defined in the Registration Rights Agreement) has not been declared effective when and as required pursuant to the terms of the Registration Rights Agreement or such Registration Statement does not register the number of shares required to be registered on such Registration Statement pursuant to the terms of the Registration Rights Agreement, the Holder shall have the right, at any time thereafter, in its sole discretion, to require that the Company redeem all or any portion of this Note (a “Holder Optional Redemption”) by delivering written notice thereof (a “Holder Optional Redemption Notice” and the date the Holder delivers such notice, the “Holder Optional Redemption Notice Date”) to the Company which notice shall state (i) the Redeemed Amount and (ii) the date on which the Holder Optional Redemption shall occur which date shall be not less than five (5) Business Days from the Holder Optional Redemption Notice Date (the “Holder Optional Redemption Date”).  The portion of this Note subject to redemption pursuant to this Section 9 shall be redeemed by the Company in cash at a price (the “Holder Optional Redemption Price”) equal to 100% of the sum of (A) the Redeemed Amount plus (B) accrued and unpaid Interest on such Redeemed Amount through the Holder Optional Redemption Date plus the Make-Whole Amount.  On the Holder Optional Redemption Date the Company shall deliver or shall cause to be delivered to the Holder the Holder Optional Redemption Price in cash by wire transfer of immediately available funds pursuant to wire instructions provided by the Holder in writing to the Company.  Holder Optional Redemptions made pursuant to this Section 9 shall be made in accordance with Section 12.

(10)           NONCIRCUMVENTION.  The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

(11)           RESERVATION OF AUTHORIZED SHARES.

(a)      Reservation.  The Company represents and warrants that it has reserved for issuance upon the exercise of the Warrants or conversion of the Notes out of its authorized and unissued Common Stock a number of shares of Common Stock equal to the greater of (x) 400,000,000 shares of Common Stock (as adjusted for any stock split, stock dividend, stock combination, reclassification or other similar transaction after the Commencement Date) and (y) 200% of the number of shares of Common Stock as is necessary to effect a conversion of all of the Notes and the exercise of all of the Warrants as of the Issuance Date.  From and after the Issuance Date and for so long as any of the Notes are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes and the exercise of the Warrants, the greater of (x) 400,000,000 shares of Common Stock (as adjusted for any stock split, stock dividend, stock combination, reclassification or other similar transaction after the Commencement Date) less the number of shares of Common Stock issued pursuant to the terms of the Notes and the Warrants after the Issuance Date and (y) 200% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all the Notes then outstanding and the exercise of all the Warrants then outstanding; provided that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved by this sentence (without regard to any limitations on conversions or exercises) (the “Required Reserve Amount”).  The initial number of shares of Common Stock reserved for conversions of the Notes and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Notes based on the principal amount of the Notes held by each holder at the Closing (as defined in the Securities Purchase Agreement) or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”).  In the event that a holder shall sell or otherwise transfer any of such holder’s Notes, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation.  Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining holders of Notes, pro rata based on the principal amount of the Notes then held by such holders.

(b)      Insufficient Authorized Shares.  If at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding.  Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall either (x) obtain the written consent of its stockholders for the approval of an increase in the number of authorized shares of Common Stock and provide each stockholder with an information statement with respect thereto or (y) hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock.  In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

(12)           REDEMPTIONS.

(a)      Mechanics.  If the Holder has submitted a Fundamental Transaction Redemption Notice in accordance with Section 5(b), the Company shall pay the applicable Fundamental Transaction Redemption Price to the Holder within five (5) days of the Fundamental Transaction Redemption Notice Date, provided that the Redemption Price shall be delivered concurrently with the consummation of such Fundamental Transaction if such notice is received prior to the second Business Day before consummation of such Fundamental Transaction (such date, the “Fundamental Transaction Redemption Date”).  The Company shall pay the Holder Optional Redemption Price to the Holder on the Holder Optional Redemption Date.  The Company shall pay the applicable Redemption Price to the Holder in cash by wire transfer of immediately available funds on the applicable due date.  In the event of a redemption of less than all of the Principal Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal which has not been redeemed and any accrued Interest on such Principal which shall be calculated as if no Redemption Notice has been delivered.

(b)      Redemption by Other Holders.  Upon the Company’s receipt of notice from any of the holders of the Other Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4(a), Section 5(b) or Section 9 (each, an “Other Redemption Notice”), the Company shall immediately, but no later than one (1) Business Day of its receipt thereof, forward to the Holder by facsimile a copy of such notice.

(13)           VOTING RIGHTS.  The Holder shall have no voting rights as the holder of this Note, except as required by law and as expressly provided in this Note.

(14)           SECURITY.  This Note and the Other Notes are secured to the extent and in the manner set forth in the Collateral Documents.

(15)           COVENANTS.

(a)      Affirmative Covenants. Until all of the Notes have been converted, redeemed or otherwise satisfied in accordance with their terms, and until all of the outstanding Principal and accrued and unpaid Interest on the Notes and all fees payable hereunder have been paid in full in accordance with the terms hereof, the Company covenants and agrees that:

(i)           Financial Statements and Other Information. The Company will furnish to Wanxiang:

(1)      within ninety (90) days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, and the Company will use its commercially reasonable efforts to cause such financial statements to be accompanied by any management letter prepared by said accountants;

(2)      within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(3)      within twenty (20) days after the end of each fiscal month of the Company, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(4)      concurrently with any delivery of financial statements under paragraphs (1), (2) or (3) above, a certificate of a Financial Officer of the Company in substantially the form of Exhibit II (i) certifying, in the case of the financial statements delivered under paragraphs (2) or (3), as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) setting forth reasonably detailed calculations demonstrating compliance with Section 15(b)(xii);

(5)      concurrently with any delivery of financial statements under paragraph  (1) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

(6)      as soon as available, but in any event no later than the end of, and no earlier than sixty (60) days prior to the end of each fiscal year of the Company, a copy of the plan and forecast (including a projected consolidated balance sheet, income statement and funds flow statement) of the Company for each month of the upcoming fiscal year (the “Projections”) in form reasonably satisfactory to Wanxiang;

(7)      as soon as possible and in any event within ten (10) days of filing thereof, copies of all tax returns filed by any Company Party with the U.S. Internal Revenue Service after the Issuance Date;

(8)      promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be; and

(9)      promptly following any request therefor by Wanxiang, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Note, as Wanxiang may reasonably request, unless the provision of such information could reasonably be expected to result in a violation of any law.

Documents required to be delivered pursuant to paragraphs (1), (2) and (8) of this Section 15(a)(i) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System; provided that the Company shall notify (which may be by facsimile or electronic mail) Wanxiang of the posting of any such documents and provide to Wanxiang by electronic mail electronic versions (i.e., soft copies) of such documents, if requested.

(ii)      Notices of Material Events.  The Company will furnish to the Holder prompt (but in any event within any time period that may be specified below) written notice of the following:

(1)      the occurrence of any Default;

(2)      receipt of any notice of any governmental investigation or any litigation commenced or threatened against any Company Party that (i) seeks damages in excess of $1,000,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets, (iv) alleges criminal misconduct by any Company Party, (v) is commenced by the SEC, (vi) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Laws; (vii) contests any tax, fee, assessment, or other governmental charge in excess of $1,000,000, or (vii) involves any product recall;

(3)      any Lien (other than Permitted Encumbrances or Liens permitted under Section 15(b)(ii)) or claim made or asserted against any of the Collateral;

(4)      any loss, damage, or destruction to the Collateral in the amount of $1,000,000 or more, whether or not covered by insurance;

(5)      within two (2) Business Days of receipt thereof, any and all default notices received under or with respect to any leased location or public warehouse where Collateral with a value in excess of $1,000,000 is located;

(6)      all material amendments to Specified Agreements, together with a copy of each such amendment;

(7)      the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $1,000,000; and

(8)      any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

(iii)     Existence; Conduct of Business.  Each Company Party will, and will cause each Subsidiary to, (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, franchises, governmental authorizations, intellectual property rights, licenses and permits material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 15(b)(iii), and (b) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted.

(iv)          Payment of Obligations; Taxes.  Each Company Party will, and will cause each Subsidiary to, (a) file all material Tax Returns required to be filed in any jurisdiction and pay and discharge all Taxes shown to be due and payable on such returns before the same shall become delinquent or in default and (b) pay or discharge all Material Indebtedness and all other material liabilities and obligations before the same shall become delinquent or in default, except, in each case, where (x) the validity or amount thereof is being contested in good faith by appropriate proceedings, (y) such Company Party or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (z) such liabilities would not result in aggregate liabilities in excess of $1,000,000 and none of the Collateral becomes subject to forfeiture or loss as a result of the contest; provided, however, each Company Party will, and will cause each Subsidiary to, remit withholding taxes and other payroll taxes to appropriate Governmental Authorities as and when claimed to be due, notwithstanding the foregoing exceptions.

(v)           Maintenance of Properties.  Each Company Party will, and will cause each Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

(vi)          Books and Records; Inspection Rights.  Each Company Party will, and will cause each Subsidiary to, (a) keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities, and (b) permit any representatives designated by the Holder (including employees of the Holder, or any consultants, accountants, lawyers and appraisers retained by the Holder, upon reasonable prior notice, to visit and inspect its properties, to conduct at the Company Party’s premises field examinations of the Company Party’s assets, liabilities, books and records, including examining and making extracts from its books and records, environmental assessment reports and Phase I or Phase II studies, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested.  The Company Parties acknowledge that Wanxiang, after exercising its rights of inspection, may prepare certain Reports pertaining to the Company Parties’ assets for internal use by Wanxiang.  After the occurrence and during the continuance of any Event of Default, each Company Party shall provide Wanxiang with access to its suppliers.

(vii)         Compliance with Laws.  Each Company Party will, and will cause each Subsidiary to, comply with all Requirements of Law applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(viii)        Insurance.  Each Company Party will, and will cause each Subsidiary to, maintain with financially sound and reputable carriers having a financial strength rating of at least A- by A.M. Best Company (a) insurance in such amounts (with no greater risk retention) and against such risks (including (i) loss or damage by fire and loss in transit; (ii) theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; (iii) business interruption; (iv) general liability; and (v) and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses, operating in the same or similar locations, and (b) all insurance required pursuant to the Collateral Documents.  The Company will furnish to Wanxiang, information in reasonable detail as to the insurance so maintained, including but not limited to long-form lender loss payable endorsements (in the case of property insurance) or additional insured endorsements (in the case of liability insurance), which endorsements shall be delivered to Wanxiang by no later than 30 days after the Commencement Date.

(ix)           Casualty and Condemnation.  The Company will (a) furnish to Wanxiang prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) ensure that the net proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions hereof and the Collateral Documents.

(x)            Additional Collateral; Further Assurances.

(1)      Subject to applicable law, the Company and each Subsidiary that is a Company Party shall, unless Wanxiang otherwise consents, cause each Subsidiary of the Company formed or acquired after the date of this Note in accordance with the terms of this Note to become a Company Party by executing a supplement to a Note Guaranty.  Upon execution and delivery thereof, each such Person (i) shall automatically become a Note Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Note and the Transaction Documents, and (ii) will grant Liens to Wanxiang, in any property of such Company Party which constitutes Collateral, including any parcel of real property located in the U.S. owned by any Company Party.

(2)      The Company and each Subsidiary that is a Company Party will cause 100% of the issued and outstanding Equity Interests of each of its Subsidiaries to be subject at all times to a first priority, perfected Lien in favor of Wanxiang pursuant to the terms and conditions of the Note and the Transaction Documents or other security documents as Wanxiang shall reasonably request, provided that, unless otherwise requested by Wanxiang, no Company Party shall be required to create or perfect any Lien under the laws of jurisdiction other than the United States, each state thereof or the District of Columbia.

(3)      Without limiting the foregoing, each Company Party will, and will cause each Subsidiary to, execute and deliver or cause to be executed and delivered, to Wanxiang such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents, as applicable), which may be required by law or which Wanxiang may, from time to time, reasonably request to carry out the terms and conditions of this Note and the other Transaction Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Company Parties.

(4)      If any asset with an individual value in excess of $100,000 (including any real property or improvements thereto or any interest therein) is acquired by the Company or any Subsidiary that is a Company Party after the Issuance Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien in favor of the Security Agreement upon acquisition thereof), the Company will (i) notify Wanxiang, and, if requested by Wanxiang, cause such assets to be subjected to a Lien securing the Secured Obligations and (ii) take, and cause each Subsidiary that is a Company Party to take, such actions as shall be necessary or reasonably requested by Wanxiang to grant and perfect such Liens, including actions described in paragraph (3) of this Section, all at the expense of the Company Parties.

(5)      Notwithstanding anything herein to the contrary, no Excluded Subsidiary shall be required to execute a Note Guaranty and become a Note Guarantor for so long as such Subsidiary shall remain an Excluded Subsidiary.  If any Excluded Subsidiary shall cease to qualify as an Excluded Subsidiary, the Company shall (i) promptly notify Wanxiang thereof and (ii) if requested by Wanxiang, shall cause such Subsidiary that ceased to qualify as an Excluded Subsidiary to become a Note Guarantor by executing a supplement to the Note Guaranty within thirty (30) days following such request.

Notwithstanding anything in this Note to the contrary, no Company Party will be required to take any steps to deliver any foreign-law governed pledges, security agreements or similar agreements or create or perfect any Lien under the laws of any jurisdiction other that the United States, each state thereof or the District of Columbia to the extent such agreements or actions are not legally permissible or possible in such jurisdiction.

(xi)           Specified Agreements.  The Company and each Subsidiary that is a Company Party shall comply with the terms and conditions of the Specified Agreements.

Each covenant and obligation specified herein to be an obligation of a Company Party (other than the Company) shall, in each case, be an obligation of the Company to cause such Company Party to comply with or fulfill its obligation under such covenant or obligation.

(b)      Negative Covenants. Until all of the Notes have been converted, redeemed or otherwise satisfied in accordance with their terms, and until all of the outstanding Principal and accrued and unpaid Interest on the Notes and all fees payable hereunder have been paid in full in accordance with the terms hereof, the Company covenants and agrees that:

(i)           Indebtedness.  No Company Party will, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

(1)      the Secured Obligations;

(2)      Indebtedness set forth in Schedule 6.01 to the Loan Agreement;

(3)      Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(4)      Indebtedness of the Company or any Subsidiary in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business;

(5)      Indebtedness under the Loan Agreement;

(6)      Indebtedness constituting Permitted Second Priority Indebtedness (as defined in the Loan Agreement) in the aggregate principal amount not to exceed the difference between (i) $75,000,000 and (ii) the amount equal to the sum of the aggregate outstanding principal amount of the Loans (as defined in the Loan Agreement) and Reimbursement Obligations (as defined in the Loan Agreement) under the Loan Agreement and the undrawn LC Face Amount (as defined in the Loan Agreement);

(7)      Indebtedness of the Company or any Subsidiary represented by Capital Lease Obligations or purchase money obligations, in each case, incurred for the purpose of financing all or any portion of the purchase price or cost of construction, design or installation of property, plant and equipment in an aggregate principal amount, including any refinancing thereof, not to exceed $2,000,000 at any time outstanding;

(8)      Indebtedness in respect of the Existing Letters of Credit (as defined in the Loan Agreement) and any replacements thereof to the extent permitted by Section 15(b)(xiii) (with such Existing Letters of Credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) in an aggregate principal amount, not to exceed $10,000,000 at any time outstanding;

(9)      Indebtedness of A123 Systems (China) Materials Co., Ltd. to the Company in an aggregate principal amount not to exceed $60,000,000 at any time outstanding; and

(10)    Indebtedness owed to the Company or any Company Party.

(ii)      Liens. No Company Party will, nor will it permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(1)      Liens created pursuant to this Note or any Transaction Document;

(2)      Permitted Encumbrances;

(3)      any Lien on any property or asset of the Company or any Subsidiary existing on the date hereof and set forth in Schedule 6.02 to the Loan Agreement;

provided that (i) such Lien shall not apply to any other property or asset of the Company or Subsidiary and (ii) such Lien shall secure only those obligations which it secured on the date of the Loan Agreement and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(4)      Liens arising by virtue of any statutory or common law provision relating to banker’s lines or similar rights;

(5)      Liens granted by a Subsidiary that is not a Company Party in favor of the Company or another Company Party in respect of Indebtedness owed by such Subsidiary;

(6)      Liens to secure Indebtedness (including Capital Lease Obligations) incurred pursuant to Section 15(b)(i)(7) covering only the assets acquired with or financed by such Indebtedness; provided that such Lien shall not apply to any other property or asset of the Company or any Subsidiary;

(7)      Liens on the Collateral on a pari passu basis securing Indebtedness in respect of the Loan Agreement so long as such Indebtedness is permitted by Section 15(b)(i);

(8)      Liens on cash and cash equivalents in an amount not to exceed $10,000,000 securing the obligations of the Company in connection with (x) the Card/FX Obligations (as defined in the Loan Agreement) and (y) letters of credit that constitute replacements of the Existing Letters of Credit (as defined in the Loan Agreement) permitted by Sections 15(b)(i)(8) and 15(b)(xiii); and

(9)      Liens on the Collateral securing obligations in respect of Permitted Second Priority Indebtedness (as defined in the Loan Agreement) permitted by Section 15(b)(i)(6); provided that a Junior Representative (as defined in the Loan Agreement) acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of a Junior Lien Intercreditor Agreement (as defined in the Loan Agreement) in form and substance satisfactory to Wanxiang.

(iii)     Mergers; Nature of Business.

(1)      No Company Party will, nor will it permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, (i) any Subsidiary of the Company that is a Company Party may merge into the Company in a transaction in which the Company is the surviving corporation, (ii) any Company Party (other than the Company) may merge into any other Company Party in a transaction in which the surviving entity is a Company Party, and (iii) any Subsidiary that is not a Company Party may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Holder.

(2)      No Company Party will, nor will it permit any Subsidiary to, engage in any business other than businesses of the type conducted by the Company and its Subsidiaries on the date hereof and businesses reasonably related thereto.

(iv)           Investments, Loans, Advances, Guarantees and Acquisitions.  No Company Party will, nor will it permit any Subsidiary to, (A) form any subsidiary after the Issuance Date, or purchase, hold or acquire (including pursuant to any merger with any Person that was not a Company Party and a wholly owned Subsidiary prior to such merger) any evidences of indebtedness or Equity Interest of, (B) make or permit to exist any loans or advances to, Guarantee any obligations of, or (C) make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger or otherwise), except:

(1)      Permitted Investments;

(2)      investments in existence on the Commencement Date and described in Schedule 6.04 to the Loan Agreement;

(3)      investments by the Company and the Subsidiaries in Equity Interests in their respective Subsidiaries that are Company Parties, provided that any such Equity Interests held by a Company Party shall be pledged pursuant to the Security Agreement (subject to the limitations applicable to common stock referred to in Section 15(a)(xi));

(4)      subject to Sections 4.2(a) and 4.4 of the Security Agreement, notes payable, or stock or other securities issued by any Person obligated on an account receivable owing to a Company Party pursuant to negotiated agreements with respect to settlement of such account receivable in the ordinary course of business, consistent with past practices;

(5)      investments received in connection with the dispositions of assets permitted by Section 15(b)(v);

(6)      investments constituting deposits described in paragraphs (iii) and (iv) of the definition of the term “Permitted Encumbrances”;

(7)      investments in A123 Systems (China) Materials Co., Ltd.  made in the ordinary course of business through intercompany Indebtedness permitted by Section 15(b)(i)(9); and

(8)      Capital Expenditures permitted pursuant to Section 15(b)(xi).

(v)      Asset Sales. No Company Party will, nor will it permit any Subsidiary to, sell, transfer, lease, grant exclusive licenses (other than Permitted Encumbrances) or otherwise dispose of any asset, including any Equity Interest owned by it, nor will the Company permit any Subsidiary to issue any additional Equity Interest in such Subsidiary (other than to the Company or another Subsidiary in compliance with Section 15(b)(iv), except:

(1)      sales, transfers and dispositions of (i) inventory in the ordinary course of business, (ii) used, obsolete, worn out or surplus equipment or property in the ordinary course of business or (iii) assets disposed of in connection with the winding up or liquidation of any Excluded Subsidiary;

(2)      sales, transfers and dispositions of assets to the Company or any Subsidiary, provided that any such sales, transfers or dispositions involving a Subsidiary shall be made in compliance with Section 15(b)(viii);

(3)      sales, transfers and dispositions of accounts receivable in connection with the compromise, settlement or collection thereof;

(4)      sales, transfers and dispositions of Permitted Investments and other investments permitted by clause (6) of Section 15(b)(iv); and

(5)      dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Company or any Subsidiary;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by paragraphs (2) and (5) above) shall be made for fair value and for at least 75% cash consideration.

(vi)     Sale and Leaseback Transactions.  No Company Party will, nor will it permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

(vii)    Restricted Payments; Certain Payments of Indebtedness.

(1)      No Company Party will, nor will it permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests and (ii) the Company may make Restricted Payments (as defined in the Loan Agreement), not exceeding $1,000,000 during any fiscal year, pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Company and its Subsidiaries in effect as of July 31, 2012.

(2)      No Company Party will, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, if an Event of Default has occurred and is continuing or would result therefrom, except:

(A)      payment of Indebtedness created under the Notes, the Loan Agreement and the Transaction Documents; and

(B)      payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness, other than payments in respect of the Subordinated Indebtedness prohibited by the subordination provisions thereof.

(viii)           Transactions with Affiliates. No Company Party will, nor will it permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (i) transactions that (a) are in the ordinary course of business, (b) are at prices and on terms and conditions not less favorable to such Company Party or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, and (c) are approved in accordance with the applicable state laws and, if required, the applicable Nasdaq listing requirements and (ii) transactions with Wanxiang or any of its Affiliates.

(ix)           Restrictive Agreements. No Company Party will, nor will it permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Company Party or any of its Subsidiaries to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any Equity Interests or to make or repay loans or advances to the Company or any other Subsidiary or to Guarantee Indebtedness of the Company or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Transaction Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the Commencement Date identified on Schedule 6.09 to the Loan Agreement (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Note if such restrictions or conditions apply only to the property or assets securing such Indebtedness, and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

(x)           Amendment of Material Documents.  No Company Party will, nor will it permit any Subsidiary to, amend, modify or waive any of its rights under (a) any agreement relating to any Subordinated Indebtedness, (b) its certificate of incorporation, by-laws, operating, management or partnership agreement or other organizational documents, or (c) the Specified Agreements; provided that the foregoing will not apply to (i) amendments to the Company’s certificate of incorporation to increase the number of authorized shares of Common Stock or (ii) amendments to Specified Agreements that are immaterial in substance or that do not reduce the economic benefit to the Company Parties.

(xi)           Capital Expenditures. The Company will not, nor will it permit any Subsidiary to, incur or make any Capital Expenditures (i) during the period from August 1, 2012 to December 31, 2012, in an aggregate amount exceeding $16,600,000 or (ii) during any subsequent fiscal year, in an aggregate amount exceeding the amount specified therefor in a budget for such fiscal year that shall have been approved by Wanxiang.  For purposes hereof, the Company shall as soon as the annual budget of the Company for a fiscal year is available, but in no event later than thirty (30) days prior to the first day of such fiscal year provide Wanxiang with a copy of such budget for approval; provided, further that unless and until Wanxiang approves such budget, no Capital Expenditures during such fiscal year may be made without the prior written consent of Wanxiang.

(xii)            Minimum Liquidity. The Company shall maintain on deposit cash in an aggregate amount equal to not less than $40,000,000 (the “Minimum Liquidity Threshold”) at any time.

(xiii)           Existing Letters of Credit. The Company shall not renew or extend (or permit renewal or extension of) any Existing Letter of Credit (as defined in the Loan Agreement); provided that the foregoing shall not prohibit the Company from obtaining replacements for such Existing Letters of Credit upon the expiration thereof, it being understood that the Letter of Credit (as defined in the Loan Agreement) shall not be available to support any such replacement.

(xiv)           Restriction on Equity Issuance and Redemptions.  Until all of the Notes have been converted, redeemed or otherwise satisfied in accordance with their terms, the Company shall not, directly or indirectly, redeem, repurchase or otherwise acquire its Equity Interests, or authorize, issue or sell any Equity Interests (other than (i) Excluded Securities, (ii) shares of Common Stock that are issued pursuant to the conversion or exercise of any Options or Convertible Securities which are outstanding prior to the Commencement Date in accordance with the terms of such Options or Convertible Securities as in effect on the Commencement Date (including, for the avoidance of doubt, the issuance of Common Stock upon conversion of the Existing Convertible Notes and (iii) issuance of Equity Interests by wholly-owned Subsidiaries of the Company to the Company or to any wholly-owned Subsidiary of the Company) or permit any Subsidiary to redeem, repurchase or otherwise acquire its Equity Interests, or authorize, issue or sell any Equity Interests (other than (i) Excluded Securities and (ii) redemptions by a wholly-owned Subsidiary of the Company of Equity Interests held by the Company or a wholly-owned Subsidiary to the Company) without in each case the prior express written consent of the Required Holders.

Each covenant and obligation specified herein to be an obligation of a Company Party (other than the Company) shall, in each case, be an obligation of the Company to cause such Company Party to comply with or fulfill its obligation under such covenant or obligation.

(16)           VOTE TO AMEND, OR WAIVE THE TERMS OF, NOTES.  The written consent of the Required Holders shall be required for any amendment or waiver to the Notes; provided that any such amendment or waiver that complies with the foregoing but that disproportionately, materially and adversely affects the rights and obligations of any Holder relative to the comparable rights and obligations of the other Holders shall require the prior written consent of such adversely affected Holder.

(17)           TRANSFER.  This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Article 8 of the Securities Purchase Agreement and applicable securities laws.  Holder shall provide the Company with notice of any such offer, sale, assignment or transfer  The assignee shall be required to deliver the relevant, original and properly executed Internal Revenue Service Form W-9, W-8BEN, W-8ECI or W-8IMY (or successor applicable form) and/or other applicable certification documents, as the case may be, to the Company on or prior to the effective date of any assignment certifying as to such assignee’s entitlement to an exemption from United States withholding tax with respect to interest payments to be made to such assignee under this Note.  Upon any assignment or transfer by Holder hereunder, (x) the assignee or transferee shall become a party hereto and, to the extent of such assignment, have all of the rights and obligations of Holder hereunder and (y) Holder shall, to the extent of such assignment or transfer, relinquish its rights and be released from its obligations hereunder.  The Company hereby agrees to execute and deliver such documents and to take such other actions as Holder may reasonably request to accomplish the foregoing.

(18)           REISSUANCE OF THIS NOTE.

(a)      Transfer.  If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 18(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Note (in accordance with Section 18(d)) to the Holder representing the outstanding Principal not being transferred.  The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b)      Lost, Stolen or Mutilated Note.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal.

(c)      Note Exchangeable for Different Denominations.  This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 18(d) and in principal amounts of at least $100,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d)      Issuance of New Notes.  Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 18(a) or Section 18(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest, if any, on the Principal of this Note, from the Issuance Date.

(19)           RIGHT OF OFFSET RELATING TO WITHHOLDING TAXES. If a change in the Conversion Price or other event not related to a payment of Interest or Principal or the issuance of Common Stock results in the Company having to pay withholding taxes on behalf of a Holder to a governmental authority, then the Company shall be entitled to reduce subsequent shares of Common Stock issued, payments to a Holder of Interest or Principal or payments on Common Stock by the amount of withholding taxes paid by the Company on behalf of such Holder.

(20)           REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note.  Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(21)           PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS.  If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements.

(22)           CONSTRUCTION; HEADINGS.  This Note shall be deemed to be jointly drafted by the Company and all the initial Holders and shall not be construed against any person as the drafter hereof.  The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.  Terms used in this Note but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Issuance Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

(23)           FAILURE OR INDULGENCE NOT WAIVER.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(24)           DISPUTE RESOLUTION.  In the case of a dispute as to the determination of the Weighted Average Price or the arithmetic calculation of the Conversion Price or any Redemption Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within one (1) Business Day of receipt, or deemed receipt, of the Conversion Notice or Redemption Notice or other event giving rise to such dispute, as the case may be, to the Holder.  If the Holder and the Company are unable to agree upon such determination or calculation within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within one Business Day submit via facsimile (a) the disputed determination of the Weighted Average Price to an independent, reputable investment bank selected by the Holder and approved by the Company, such approval not to be unreasonably withheld or delayed, or (b) the disputed arithmetic calculation of the Conversion Price or any Redemption Price to an independent, outside accountant, selected by the Holder and approved by the Company, such approval not to be unreasonably withheld or delayed.  The Company, at the Company’s expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations.  Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

(25)           NOTICES; PAYMENTS.

(a)      Notices.  Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Article 10 of the Securities Purchase Agreement.  The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore.  Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation.

(b)      Payments.  Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each initial Holder of this Note, shall be as set forth in the Securities Purchase Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

(26)           CANCELLATION.  After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

(27)           WAIVER OF NOTICE.  To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

(28)           GOVERNING LAW; JURISDICTION; JURY TRIAL.  This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address it set forth on the signature page hereto and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder.  THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR

ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

(29)           SEVERABILITY.  If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(30)           CERTAIN DEFINITIONS.  For purposes of this Note, the following terms shall have the following meanings:

(a)           “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies  of such Person whether by contract or otherwise.

(b)           “Approved Stock Plan” means any employee benefit or incentive plan which has been approved by the Company Board, pursuant to which the Company’s securities may be issued to any employee, officer or director for services provided to the Company.

(c)           “Bloomberg” means Bloomberg Financial Markets.

(d)           “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(e)           “Capital Expenditures” means, without duplication, any expenditure for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP; provided that, for purposes of Section 15(b)(xi), such amounts will be measured on a “net” basis after giving effect to matching programs from the U.S. Department of Energy.

(f)           “Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

(g)           “Cause” means the willful and contentious failure of a director of the Company substantially to perform such director’s duties to the Company (other than any such failure resulting from incapacity due to physical or mental illness) or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the Company.

(h)           “Closing” shall have the meaning set forth in the Securities Purchase Agreement, which date is the date the Company initially issued Notes pursuant to the terms of the Securities Purchase Agreement.

(i)           “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or "pink sheets" by OTC Markets Group Inc. (formerly the Pink OTC Markets Inc.).  If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 24.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction during the applicable calculation period.

(j)           “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(k)           “Collateral” has the meaning ascribed to such term in the Security Agreement.

(l)           “Collateral Agent” has the meaning ascribed to such term in the Security Agreement.

(m)           “Collateral Documents” means, collectively, the Security Agreement, the Mortgages, and any other documents pursuant to which a Person grants a Lien upon any real or personal property as security for payment of the Secured Obligations.

(n)           “Commencement Date” means August 16, 2012.

(o)           “Company Board” means the board of directors of the Company.

(p)           “Company Party” means the Company, the Note Guarantors and their successors and assigns.

(q)           “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person (including all guarantees of any such Indebtedness, leases, dividends or other obligations) if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(r)           “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(s)           “Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

(t)           “DTC” means the Depository Trust Company.

(u)           “Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

(v)           “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

(w)           “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

(x)           “ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the thirty (30) day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA

Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

(y)           “Equity Interests” means (a) all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting and (b) all securities convertible into or exchangeable for any of the foregoing and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, exchangeable or exercisable.

(z)           “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

(aa)          “Excluded Securities” means any shares of Common Stock issued or issuable:  (i) in connection with any Approved Stock Plan; (ii) upon exercise of the Warrants and pursuant to the terms of the Notes; or (iii) to Wanxiang and its Affiliates in connection with transactions exclusively between the Company and its Affiliates on the one hand and Wanxiang and its Affiliates on the other.

(bb)          “Excluded Subsidiary” means, as of the Commencement Date, each of Grid Storage Holdings LLC, A123 Systems UK, Ltd. and A123 Systems China Co., Ltd. but only for so long as each such Subsidiary (i) owns no Intellectual Property (as defined in the Security Agreement), (ii) owns no other material property other than any such property used in the process of winding down the operations of such Subsidiary and (iii) is inactive, in the process of winding down or being liquidated or is otherwise immaterial.

(cc)           “Existing Convertible Notes” means (i) the 6.00% Senior Convertible Notes issued pursuant to that certain amended and restated securities purchase agreement dated as of May 23, 2012 and (ii) the 3.75% Convertible Subordinated Notes issued pursuant to that certain indenture (as amended, supplemented or otherwise modified from time to time) dated as of April 6, 2011.

(dd)          “Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

(ee)           “Fundamental Change” has the meaning ascribed to such term in the Loan Agreement.

(ff)           “Fundamental Transaction” means a transaction that would cause or would reasonably be expected to result in a Fundamental Change, including any tender or exchange offer for the Common Stock or other Equity Interests of the Company.

(gg)           “GAAP” means United States generally accepted accounting principles, consistently applied.

(hh)           “Governmental Authority” means the government of the United States of America, any political subdivision thereof, whether state or local, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

(ii)           “Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

(jj)           “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

(kk)           “Hudson Bay Notes” means, collectively, any notes issued to Hudson Bay Master Fund Ltd. and certain other buyers pursuant to the Amended and Restated Securities Purchase Agreement, dated May 23, 2012 between the Company and such buyers, including, without limitation, the 6% Senior Convertible Notes in aggregate original principal amount of $50,000,000 issued by the Company on May 24, 2012, as the same may from time to time be amended, restated, supplemented or otherwise modified.

(ll)           “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), which purchase price is (i) due more than 90 days after the date of incurrence or the obligations in respect thereof or (ii) evidenced by a note or similar written instrument), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) that portion of Capital Lease Obligations of such Person that is properly classified as a liability on a balance sheet in conformity with GAAP, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (j) all obligations of such Person under any liquidated earn-out and (k) any other Off-Balance Sheet Liability of such Person.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

(mm)           “Interest Rate” means 8.00% per annum, subject to adjustment as set forth in Section 2.

(nn)           “Loan Agreement” means that certain loan agreement dated as of August 16, 2012 by and among the Company and WAC.

(oo)           “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

(pp)           “Make-Whole Amount” means (i) as to any Fundamental Transaction Redemption Price on any Fundamental Transaction Redemption Date, the amount equal to any Interest that, but for the Holder’s exercise of its redemption right pursuant to Sections 5(b) and 12, would have accrued with respect to the Redeemed Amount under this Note at the Interest Rate (assuming the Interest Rate then in effect as of the applicable Fundamental Transaction Redemption Date is the Interest Rate through the Maturity Date) for the period from the applicable Fundamental Transaction Redemption Date through the Maturity Date and (ii) as to any Principal which becomes due and payable under Section 4(b), the amount equal to any Interest that, but for the such Principal becoming due and payable, would have accrued with respect to such Principal at the Interest Rate (being the Interest Rate as adjusted pursuant to Section 2(b)) for the period from the applicable payment date through the Maturity Date.

(qq)           “Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole, (b) the ability of any Company Party to perform any of its obligations under this Note and any of the Transaction Documents to which it is a party, (c) the Collateral, or Wanxiang’s Liens on the Collateral or the priority of such Liens, or (d) the rights of or benefits available to Wanxiang under this Note and any of the Transaction Documents.

(rr)           “Material Indebtedness” means Indebtedness (other than the Loans), or obligations in respect of one or more Swap Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $1,000,000.  For purposes of determining Material Indebtedness, the “obligations” of the Company or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

(ss)           “Mortgages” means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Collateral Agent, on real property of the Company or its Subsidiaries, including any amendment, modification or supplement thereto.

(tt)           “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

(uu)           “Note Guarantor” means each Subsidiary of the Company that delivers or becomes a party to a Note Guaranty.

(vv)           “Note Guaranty” means that certain Guaranty, dated August 16, 2012 by and among each of the Subsidiaries of the Company listed on the signature pages thereof and those additional Subsidiaries of the Company which may become parties thereto by execution or supplement thereto in favor of WAC and the Holders of Notes as it may be amended or modified from time to time and each other Guarantee, in form and substance satisfactory to Wanxiang, delivered by each Note Guarantor in respect of the obligations under this Note, as it may be amended or modified and in effect from time to time.

(ww)           “Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person, or (c) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person (other than operating leases).

(xx)           “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(yy)           “Option Value” means the value of an Option based on the Black and Scholes Option Pricing model obtained from the “OV” function on Bloomberg determined as of the day prior to the public announcement of the applicable Option for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Option as of the applicable date of determination, (ii) an expected volatility equal to 80%, (iii) the underlying price per share used in such calculation shall be the highest Weighted Average Price during the period beginning on the Trading Day prior to the execution of definitive documentation relating to the issuance of the applicable Option and ending on (A) the Trading Day immediately following the public announcement of such issuance if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced and (iv) a 0% cost of borrow.

(zz)           “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on the Principal Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(aaa)           “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

(bbb)           “Permitted Encumbrances” means:

(i)           Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 15(a)(iv);

(ii)          carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in compliance with Section 15(a)(iv);

(iii)         pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(iv)         deposits to secure the performance of bids, trade contracts, leases, government contracts, statutory obligations, surety and appeal bonds, performance and return-of-money bonds and other obligations of a like nature, in each case in the ordinary course of business;

(v)          judgment liens in respect of judgments that do not constitute an Event of Default under paragraph (x) of Section 4(a);

(vi)         easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

(vii)        Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(viii)       any interest of a lessor or sublessor under any lease of real estate permitted under this Note;

(ix)          non-exclusive outbound licenses of patents, copyrights, trademarks and other intellectual property rights granted by the Company or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of or materially detracting from the value of the business of the Company or such Subsidiary;

(x)           purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

(xi)          exclusive licenses in effect as of the Commencement Date that do not purport to grant a security interest therein and are limited in geographical scope to territories outside of the United States; and

(xii)           Liens existing as of the Commencement Date on the Excluded Property (as defined in the Security Agreement) provided that, with respect to the MA-CEC Collateral and the Choose Michigan Collateral (each as defined in the Security Agreement)  the Indebtedness secured thereby (other than any interest accruing thereon) shall not be increased and upon repayment of any such Indebtedness the related Lien in such MA-CEC Collateral and such Choose Michigan Collateral shall cease to be a Permitted Encumbrance;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, except with respect to clause (v) above.

(ccc)           “Permitted Investments” means:

(i)           direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(ii)          investments in commercial paper maturing within two hundred seventy (270) days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(iii)         investments in certificates of deposit, banker’s acceptances and time deposits maturing within one hundred eighty (180) days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(iv)         fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(v)          money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s, and (iii) have portfolio assets of at least $5,000,000,000.

(ddd)        “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(eee)         “Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

(fff)           “Principal Market” means the Nasdaq Global Select Market or the Nasdaq Capital Market, if the Company is not listed on the Nasdaq Global Select Market.

(ggg)        “Redemption Notices” means, collectively, the Fundamental Transaction Redemption Notices and the Holder Optional Redemption Notices, each of the foregoing, individually, a Redemption Notice.

(hhh)        “Redemption Prices” means, collectively, the Fundamental Transaction Redemption Price and the Holder Optional Redemption Price, each of the foregoing, individually, a Redemption Price.

(iii)            “Registration Rights Agreement” means that certain registration rights agreement dated as of the Closing by and among the Company and the initial holders of the Notes relating to, among other things, the registration of the resale of the Common Stock issuable upon conversion of the Notes and exercise of the Warrants.

(jjj)            “Report” means reports prepared by Wanxiang or another Person showing the results of appraisals, field examinations or audits pertaining to the assets of the Company Parties from information furnished by or on behalf of the Company, after Wanxiang has exercised its rights of inspection pursuant to this Note.

(kkk)          “Required Holders” means the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding.

(lll)            “Requirement of Law” means, as to any Person, the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

(mmm)      “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Company or any option, warrant or other right to acquire any such Equity Interests in the Company.

(nnn)        “SEC” means the United States Securities and Exchange Commission or the successor thereto.

(ooo)        “Secured Obligations” means all unpaid Principal and accrued and unpaid Interest on the Notes, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Company to the Holders arising under the Notes or any of the Transaction Documents; provided that “Secured Obligations” shall exclude any obligations in connection with Holder’s Equity Interests or Voting Stock in the Company or any of its Subsidiaries or warrant agreements and other similar instruments granted to Holder in connection with the Equity Interests or Voting Stock of the Company or its Subsidiaries.

(ppp)        “Securities Purchase Agreement” means that certain amended and restated securities purchase agreement dated as of August 16, 2012 by and among the Company and the initial holders of the Notes pursuant to which the Company issued the Notes and Warrants, as may be amended from time to time.

(qqq)        “Security Agreement” means that certain Pledge and Security Agreement, dated as of August 16, 2012 between the Company and WAC, and any other pledge or security agreement entered into after the date of this agreement by the Company or any of its Subsidiaries (as required by this Note or any other Transaction Document), or any other Person, as the same may be amended, restated or otherwise modified from time to time.

(rrr)           “Specified Agreements” means any agreement to which any Company Party is party and which constitutes a “Material Contract” as such term is defined in Item 601(b)(10) of Regulation S-K or which is otherwise material to the Company and its Subsidiaries.

(sss)         “Subordinated Indebtedness” of a Person means any Indebtedness of such Person, the payment of which is subordinated to payment of the Secured Obligations to the written satisfaction of Wanxiang.

(ttt)           “Subsidiary” has the meaning ascribed to such term in the Securities Purchase Agreement.

(uuu)        “Successor Entity” means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on the Principal Market, Successor Entity shall mean such Person’s Parent Entity.

(vvv)        “Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.

(www)      “Tax Returns” means any federal, state, local or foreign return, declaration, report, statement, claim for refund, amended returns and declarations of estimated taxes (including all attached schedules) filed or required to be filed with any Governmental Authority with respect to Taxes.

(xxx)           “Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

(yyy)         “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(zzz)           “Transaction Documents” has the meaning ascribed to such term in the Securities Purchase Agreement.

(aaaa)        “Transfer Agent” means the Company’s transfer agent for its Common Stock from time to time.

(bbbb)       “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

(cccc)         “Wanxiang” means Wanxiang Clean Energy USA Corp. or any assignee or transferee thereof.

(dddd)        “Wanxiang Board Designees” has the meaning ascribed to such term in the Securities Purchase Agreement.

(eeee)          “Warrant Exercise Failure” means the failure of the Company to issue, when and as required by the terms of the Warrants, a certificate to the Holder or credit the Holder’s balance account with DTC, as applicable, for the number of shares of Common Stock to which a holder is entitled upon the exercise of some or all of the Warrants.

(ffff)            “Warrants” has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all warrants issued in exchange therefor or replacement thereof.

(gggg)        “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its “Volume at Price” functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.).  If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 24.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction during the applicable calculation period.

(hhhh)           “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

A123 SYSTEMS, INC.

By:
Name
Title

[SIGNATURE PAGE TO SENIOR SECURED CONVERTIBLE NOTE]

EXHIBIT I

A123 SYSTEMS, INC.
CONVERSION NOTICE

Reference is made to the Senior Secured Convertible Note (the “Note”) issued to the undersigned by A123 Systems, Inc., a Delaware corporation (the “Company”).  In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock par value $0.001 per share (the “Common Stock”) of the Company, as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be
converted:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to
be issued:

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:

By:

Title:
Dated:

Account Number:
(if electronic book entry transfer)

Transaction Code Number:
(if electronic book entry transfer)

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs American Stock Transfer & Trust to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated August 16, 2012 from the Company and acknowledged and agreed to by American Stock Transfer & Trust.

A123 SYSTEMS, INC.

By:
Name:
Title:

EXHIBIT II

COMPLIANCE CERTIFICATE

To:           The Holders of those Senior Secured Convertible Notes of the A123 Systems Inc., dated [____] (the “Holders”)

This Compliance Certificate is furnished pursuant to the terms of the Senior Secured Convertible Notes of the A123 Systems Inc., dated [____]  (as amended, modified, renewed or extended from time to time, the “Note”).  Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Notes.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.           I am the duly elected                                    of the Company;

2.           I have reviewed the terms of the Notes and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company and its Subsidiaries during the accounting period covered by the attached financial statements [for quarterly or monthly financial statements add:  and such financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes];

3.           The examinations described in paragraph 2 did not disclose, except as set forth below, and I have no knowledge of (i) the existence of any condition or event which constitutes a Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate or (ii) any change in GAAP or in the application thereof that has occurred since the date of the audited financial statements of the Company included in the Company’s form 10-K for the year ended December 31, 2011;

4.           I hereby certify that no Loan Party has changed (i) its name, (ii) its chief executive office, (iii) principal place of business, (iv) the type of entity it is or (v) its state of incorporation or organization without having given the Lender the notice required by Section 4.15 of the Security Agreement; and

5.           Schedule I attached hereto sets forth financial data and computations evidencing the Company’s compliance with certain covenants of the Notes , all of which data and computations are true, complete and correct.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the (i) nature of the condition or event, the period during which it has existed and the action which the Company has taken, is taking, or proposes to take with respect to each such condition or event or (ii) the change in GAAP or the application thereof and the effect of such change on the attached financial statements:

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _______ day of ___________________.

By:
Name:
Title:

EXHIBIT 1.2

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

A123 SYSTEMS, INC.

[FORM OF WARRANTS TO PURCHASE COMMON STOCK]1

Warrant No.: [W1][W2][W3][W4][W5]

Date of Issuance: _________, 201_ (“Issuance Date”)

A123 Systems, Inc. a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [Wanxiang America Corporation]2[Wanxiang Clean Energy USA Corp.]3, the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Issuance Date, but not after 11:59:00 p.m., New York time, on the Expiration Date (as defined below), a number of shares of Common Stock (the “Warrant Shares”) equal to the amount by which (x) [24.9%]4[39.9%]5[49.5%]6[75%]7[80%]8 of the total number of shares of Common Stock, calculated on a Fully-Diluted Basis (as hereinafter defined), in each case as of such Exercise Date (as defined below) of this Warrant, exceeds (y) the sum of (i) the number of shares that are issuable to the Holder on the

1 Prior to execution and delivery of W2, W3, W4 and W5, the terms thereof will be clarified by agreement of the Company and the Holder to reflect that the Warrants may be exercised in an order other than that in which they are issued (except that W5 cannot be exercised unless all other Warrants have been, or concurrently are, exercised) without such exercise resulting in an increase or decrease in the aggregate number of Warrant Shares that would otherwise have been issuable under the Warrants if they had been exercised in the same order in which they were originally issued.  Additionally, to the extent necessary to accommodate the prior exercise of subsequently issued Warrants such that their exercise does not result in an increase or decrease in the number of Warrant Shares compared to what would otherwise have been issuable, the Company and the Holder of W1 agree to amend the terms of W1 in a manner that does not change the economic substance thereof.
2 Insert into W1.
3 Insert into W2, W3, W4 and W5.
4 Insert into W1.
5 Insert into W2.
6 Insert into W3.
7 Insert into W4.
8 Insert into W5

Exercise Date [or that have been issued to the Holder and its Affiliates prior to the Exercise Date pursuant to all Previously And Concurrently Issued Wanxiang Securities (as defined below), giving effect to stock splits, stock dividends, stock combinations, recapitalizations or similar events,]9 and (ii) the number of shares that have been issued pursuant to this Warrant prior to the Exercise Date.  [“Previously and Concurrently Issued Wanxiang Securities” means [the certain Warrant to Purchase Common Stock Numbered W-1,]10 [,that certain Warrant To Purchase Common Stock Numbered W-2,]11 [that certain Warrant To Purchase Common Stock Numbered W-3, the Senior Secured Convertible Note,]12 [and that certain Warrant to Purchase Common Stock Numbered W-4,]13 in each case, issued by the Company to Wanxiang or one of its Affiliates prior to the date hereof]14.  “Fully-Diluted Basis” as used herein means the number of shares of Common Stock that would be outstanding on the Exercise Date assuming that all Convertible Securities and Options of the Company (as hereinafter defined), including this Warrant, have been exercised, converted or exchanged (as applicable), disregarding any restrictions on the exercise thereof contained therein (including restrictions of the nature contemplated by Sections 1(d), 1(e) and 2 of this Warrant or similar restrictions), but excluding (i) Common Stock issued by the Company in compliance with the Transaction Documents (as defined in the Securities Purchase Agreement) after the Commencement Date (other than Common Stock issued pursuant to the terms of [Previously and Currently Issued Wanxiang]15 Convertible Securities and Options outstanding on the Commencement Date, which Common Stock shall be included in the calculation of Fully-Diluted Basis), [and]16 (ii) Common Stock issuable pursuant to the conversion or exercise of Convertible Securities and Options issued by the Company in compliance with the Transaction Documents after the Commencement Date [(other than such Common Stock issuable pursuant to Convertible Securities and Options issued pursuant to the Transaction Documents, which Common Stock shall be included in the calculation of Fully-Diluted Basis to the extent issuable pursuant to the Previously and Currently Issued Wanxiang Securities and Convertible Securities)]16[, and (iii) any Common Stock issued or issuable after the later of (A) February 12, 2013 and (B) the termination of the Securities Purchase Agreement (such later of date, “End of Period Date”), provided that such Common Stock is not issued or issuable pursuant to any right or agreement (including, without limitation, any Convertible Security) existing or outstanding on or prior to the End of Period Date]17; it being agreed that for purposes of calculating the number of shares of Common Stock that would be outstanding upon the exercise or conversion of any Convertible Security or Option the lowest conversion price or exercise price of such Convertible Security or Option as in effect on the Exercise Date shall be used.

Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 16.  This Warrant is one of the Warrants to Purchase Common Stock (the “Warrants”) issued pursuant to [the Loan Agreement]18 [the Securities Purchase Agreement]19.

1.           EXERCISE OF WARRANT.

(a)           Mechanics of Exercise.  Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(d)), this Warrant may be exercised by

9 Insert into W2, W3, W4 and W5.
10 Insert into W2, W3 and W4.
11 Insert into W3, W4 and W5.
12 Insert into W4 and W5.
13 Insert into W5
14 Insert into W2, W3, W4 and W5.
15 Insert into W2, W3, W4 and W5.
16 Insert into W2, W3, W4 and W5.
17 Insert into W1, W2 and W3.
18 Insert into W1, W2 and W3.
19 Insert into W4 and W5.

2

the Holder on any day on or after the Issuance Date, in whole or in part, by delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice” and the date on which such notice is given, the “Exercise Date”), of the Holder’s election to exercise this Warrant.  Within two (2) Business Days following the Exercise Notice, the Holder shall make payment to the Company of an amount equal to the applicable Exercise Price (as defined in Section 1(b)) multiplied by the number of Warrant Shares as to which this Warrant is being exercised in cash or by wire transfer of immediately available funds [or by offsetting such Exercise Price against the principal, interest or other amounts payable to the Holder under the Loan Agreement (an “Offset Exercise”), it being agreed that any such offset shall first be applied to reduce any amounts other than any principal or interest due under the Loan Agreement, second to reduce any interest due under the Loan Agreement, and last to reduce principal due under the Loan Agreement.]20  The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder.  Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall, upon (and only upon) delivery of the Warrant Shares and the satisfaction of all other then existing obligations in accordance with the terms hereof, have the same effect as cancellation of the original of this Warrant.  On or before the first (1st) Trading Day following the date on which the Company has received the Exercise Notice, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”).  On or before the third (3rd) Trading Day following the date on which the Company has received the Exercise Notice (the “Share Delivery Date”), the Company shall (i) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal At Custodian system, or (ii) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise.  The Company shall be responsible for all fees and expenses of the Transfer Agent and all fees and expenses with respect to the issuance of Warrant Shares via DTC, if any.  Upon delivery of the Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be.  No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the next whole number.  The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

(b)           Exercise Price.  For purposes of this Warrant, “Exercise Price” as of any Exercise Date or other date of determination, means the amount obtained by dividing the then current Aggregate Exercise Price of this Warrant by the then current number of Warrant Shares issuable pursuant to the terms of this Warrant; provided that, notwithstanding the foregoing, in no event shall the Exercise Price be less than $0.001.

(c)           Disputes.  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 12.

20 Insert into W1, W2, W3 and W4.

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(d)            Beneficial Ownership Limitation.

(i)           [Until the earlier of (i) the date a vote of the stockholders in connection with granting the Principal Market Stockholder Approval (as defined below) is held (irrespective of whether such the Principal Market Stockholder Approval is obtained) and (ii) the termination of the Securities Purchase Agreement at a time when the Company has no other contractual requirement with the Holder to seek Principal Market Stockholder Approval, the Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant.] [Additionally, unless and until the condition set forth in Section 4.12 of the Securities Purchase Agreement has been satisfied, (the “CFIUS Approval Condition”), the Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Person (together with such Person’s Affiliates) would beneficially own in excess of 9.99% (the “CFIUS Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise.]22[In addition, the Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, if the number of shares of Common Stock being issued pursuant to such exercise would exceed the aggregate number of shares of Common Stock which the Company may issue pursuant to the terms of this Warrant under this Warrant and the other Warrants previously issued or to be issued pursuant to the terms of the Loan Agreement and without breaching the Company's obligations under the rules or regulations of the Principal Market (it being agreed that such aggregate number of shares that the Company may issue as of August [16]23, 2012 is [36,064,240]23) (the “Exchange Cap”), providedthat such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of Common Stock in excess of such amount (the “Principal Market Stockholder Approval”) or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Required Holders.]24  Furthermore, until the later of (i) such time as all of the Company’s 6.00% Senior Convertible Notes have been converted into shares of Common Stock, or redeemed by the Company, or are otherwise no longer outstanding and (ii) such time as all of the Company’s 3.75% Convertible Subordinated Notes have been converted into shares of Common Stock, or redeemed by the Company, or are otherwise no longer outstanding, the Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, in each case without the written consent of the Company, to the extent that after giving effect to such exercise, such Person (together with such Person’s Affiliates) or any “group” (as such term is used for purposes of Sections 13(d) and 14(d) of the Exchange Act) of which such Person is a member would “beneficially own” (defined with a meaning correlative to the definition of “beneficial owner” in Rule 13d-3 under the Exchange Act), directly or indirectly, more than 49.9% (the “Exercisability Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise (the foregoing is the “Exercisability Restriction”).

(ii)           For purposes of paragraph (i) of this Section (g), the aggregate number of shares of Common Stock beneficially owned by such Person and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its Affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation

21 Insert into W1, W2 and W3.
22 Insert into W1.
23 Insert exact number into W2 and W3.
24 Insert into W1, W2 and W3.

4

on conversion or exercise analogous to the limitation contained herein.  Except as set forth in the preceding sentence, for purposes of this Section 1(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (i) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (ii) a more recent public announcement by the Company or (iii) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Warrants, by the Holder and its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  The provisions of this paragraph shall be construed and implemented in a manner other than in strict conformity with the terms of this Section 1(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(e)           Insufficient Authorized Shares.  The Company represents and warrants that it has reserved for issuance pursuant to the terms of this Warrant and the other Warrants [previously issued]25 or to be issued pursuant to the terms of the Loan Agreement and the Securities Purchase Agreement, as of the Issuance Date, an aggregate of 130,000,000 (one hundred thirty million) shares of Common Stock.  If, from and after the Issuance Date, the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of the Warrants (without regard to any limitations on exercise) at least an amount (the “Required Reserve Amount”) equal to the greater of (x) 130,000,000 (one hundred thirty million) shares of Common Stock (as adjusted for any stock split, stock dividend, stock combination, reclassification or other similar transaction after the Commencement Date) less the number of shares of Common Stock previously issued pursuant to the terms of the Warrant and (y) 200% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all the Warrants then outstanding (an “Authorized Share Failure”), then the Company shall immediately deliver a notice to the Holder specifying the number of shares unavailable to satisfy its obligations under this Warrant and shall take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Warrants then outstanding; provided that no such notice shall be required to be given by the Company in connection with any Authorized Share Failure occurring before the date on which the Shareholder Approvals (as defined in the Securities Purchase Agreement) are obtained (it being agreed that an Authorized Share Failure exists and is deemed to exist as of the Issuance Date).  Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than [the later of (i)]25 ninety (90) days after the occurrence of such Authorized Share Failure [and (ii) the 120th day after the Commencement Date]26 (the “Authorized Share Failure Deadline”), and assuming such Authorized Share Failure still exists, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock.  In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.  In the event that

25 Insert into W2, W3, W4 and W5.
26 Insert into W1 and if relevant W2 or W3.

5

upon any exercise of this Warrant at any time from and after the Authorized Share Failure Deadline, the Company does not have sufficient authorized shares to deliver in satisfaction of such exercise, then unless the Holder elects to void such exercise, the Company shall pay to the Holder within three (3) Trading Days of the applicable Exercise Date, cash in an amount equal to the product of (i) the number of Warrant Shares that the Company is unable to deliver pursuant hereto and (ii) the Black Scholes Value.

2.           RIGHTS UPON DISTRIBUTION OF ASSETS.  If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the Issuance Date, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distributions would result in the Holder exceeding the CFIUS Maximum Percentage prior to the satisfaction of the CFIUS Approval Condition or exceeding the Exercisability Maximum Percentage at any time when the Exercisability Restriction is applicable, then the Holder shall not be entitled to participate in such Distribution to such extent (or the beneficial ownership of any such shares of Common Stock as a result of such Distribution to such extent) and such Distribution to such extent shall be held in abeyance for the benefit of the Holder until, in the case of the CFIUS Maximum Percentage, the earlier of (i) such time, if ever, as its right thereto would not result in the Holder exceeding the CFIUS Maximum Percentage and (ii) the satisfaction of the CFIUS Approval Condition and, in the case of the Exercisability Maximum Percentage, the earlier of (i) such time, if ever, as its right thereto would not result in the Holder exceeding the Exercisability Maximum Percentage and (ii) such times as the Exercisability Restriction is no longer applicable, at which time the Holder shall be granted such right to the same extent as if there had been no such limitation).

3.           PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a)           Purchase Rights.  If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the CFIUS Maximum Percentage prior to the satisfaction of the CFIUS Approval Condition or exceeding the Exercisability Maximum Percentage at any time when the Exercisability Restriction is applicable, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until, in the case of the CFIUS Maximum Percentage, the earlier of (i) such time, if ever, as its right thereto would not result in the Holder exceeding the CFIUS Maximum Percentage, and (ii) the satisfaction of the CFIUS Approval Condition and, in the case of the Exercisability Maximum Percentage, the earlier of (i) such time, if ever, as its right thereto would not result it the Holder exceeding the Exercisability Maximum

6

Percentage and (ii) such time as the Exercisability Restriction is no longer applicable, at which time the Holder shall be granted such right to the same extent as if there had been no such limitation).

(b)           Fundamental Transactions.  The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(b), including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction.  Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant and, to the extent applicable to this Warrant, the provisions of the Loan Agreement and Securities Purchase Agreement, referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.  Upon consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 2 and 3(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to the applicable Fundamental Transaction, such securities of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant.  Notwithstanding the foregoing, and without limiting Section 1(d) hereof, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 3(b) to permit the Fundamental Transaction without the assumption of this Warrant.  In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 2 and 3(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant).  Notwithstanding the foregoing, in the event of a Fundamental Transaction, at the request of the Holder delivered before the ninetieth (90th) day after such Fundamental Transaction, the Company (or the Successor Entity) shall purchase this Warrant from the Holder by paying to the Holder, within five (5) Business Days after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of such Fundamental Transaction.

(c)           Application.  The provisions of this Section 3 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied as if this

7

Warrant (and any such subsequent warrants) were fully exercisable and without regard to any limitations on the exercise of this Warrant (provided that the Holder shall continue to be entitled to the benefit of the CFIUS Maximum Percentage and the Exercisability Maximum Percentage, applied however with respect to shares of capital stock registered under the Exchange Act and thereafter receivable upon exercise of this Warrant (or any such other warrant)).

4.           NONCIRCUMVENTION.  The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder.  Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrants (without regard to any limitations on exercise or conversion), the Required Reserve Amount.

5.           WARRANT HOLDER NOT DEEMED A STOCKHOLDER.  Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant.  In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

6.           REISSUANCE OF WARRANTS.

(a)           Lost, Stolen or Mutilated Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 6(b)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(b)           Issuance of New Warrants.  Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant, (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8

7.           NOTICES.  Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 8.01 of the Loan Agreement.  The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor.  Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, and (ii) at least ten (10) Trading Days prior to the consummation of any Fundamental Transaction.  It is expressly understood and agreed that the time of execution specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

8.           AMENDMENT AND WAIVER.  Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the prior written consent of the Holder.  No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

9.           SEVERABILITY.  If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

10.           GOVERNING LAW.  This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address it set forth on the signature page hereto and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder or to enforce a judgment or other court

9

ruling in favor of the Holder.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

11.           CONSTRUCTION; HEADINGS.  This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof.  The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

12.           DISPUTE RESOLUTION.  In the case of a dispute as to the determination of the Exercise Price, the Closing Sale Price, the Closing Bid Price, or fair market value or the arithmetic calculation of the Warrant Shares (as the case may be), the Company or the Holder (as the case may be) shall submit the disputed determinations or arithmetic calculations (as the case may be) via facsimile (i) within two (2) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving rise to such dispute (including, without limitation, as to whether any issuance or sale or deemed issuance or sale was an issuance or sale or deemed issuance or sale of Excluded Securities).  If the Holder and the Company are unable to agree upon such determination or calculation (as the case may be) of the Exercise Price, the Closing Sale Price, the Closing Bid Price, or fair market value or the number of Warrant Shares (as the case may be) within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Company or the Holder (as the case may be), then the Company shall, within two (2) Business Days submit via facsimile (i) the disputed determination of the Exercise Price, the Closing Sale Price, the Closing Bid Price, or fair market value (as the case may be) to an independent, reputable investment bank jointly selected by the Company and the Holder or (ii) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant.  The Company shall cause at its expense the investment bank or the accountant (as the case may be) to perform the determinations or calculations (as the case may be) and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations (as the case may be).  Such investment bank’s or accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error.

13.           RIGHT OF OFFSET RELATING TO WITHHOLDING TAXES.  If a change in the Exercise Price or number of Warrant Shares results in the Company having to pay withholding taxes on behalf of a Holder to a governmental authority, then the Company shall be entitled to reduce subsequent shares of Common Stock issued, payments of interest or principal due under the Loan Agreement or under any Senior Secured Convertible Notes, or payments on Common Stock to such Holder by the amount of withholding taxes paid by the Company on behalf of such Holder.

14.           REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE  RELIEF.  The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.  The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein.  Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at

10

law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.  The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant.  The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

15.           TRANSFER.  This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

16.           CERTAIN DEFINITIONS.  For purposes of this Warrant, the following terms shall have the following meanings:

(a)           “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(b)           “Aggregate Exercise Price” means [$25,000,000]27[$100,000,000]28[$15,000,000]29 minus the total Exercise Price paid in any and all prior exercises of this Warrant (the “Base Price”); provided, that if at any time, while this Warrant remains outstanding (i) the U.S. Department of Energy’s $249,000,000 American Recovery and Reinvestment Act grant is or  becomes unavailable to the Company and its Subsidiaries in accordance with its terms or (ii) the State of Michigan’s $25,000,000 yearly tax credit is or becomes unavailable to the Company (any of the foregoing events in clauses (i) or (ii) being referred to as a “Loss or Benefits Event”), then from an after such time, the Aggregate Exercise Price shall be deemed to be 40% of the Base Price.

(c)           “Approved Stock Plan” means any employee benefit plan or employment agreement which has been approved by a majority of the non-employee members of the board of directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, pursuant to which the Company’s securities may be issued to any employee, officer or director for services provided to the Company.

(d)           “Black Scholes Value” means the value of the unexercised portion of this Warrant remaining on the date of the Holder’s request, which value is calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to, in the event of an Authorized Share Failure, the Weighted Average Price on the requested exercise date, or, in the event of a Fundamental Transaction, the Weighted Average Price on the Trading Day immediately preceding the consummation of the applicable Fundamental Transaction, (ii) a strike price equal to, in the event of an Authorized Share Failure, the Weighted Average Price on the date of the Holder’s requested exercise, or, in the event of a Fundamental Transaction, the Exercise Price in

11

effect on the date of the Holder’s request pursuant to Section 3(b), (iii) a risk-free interest rate corresponding to the U.S. Treasury rate, in the event of an Authorized Share Failure, form the date of the requested exercise through the expiration of the Warrant, or, in the event of a Fundamental Transaction, for a period equal to the greater of (A) the remaining term of this Warrant as of the date of the Holder’s request and (B) the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction or as of the date of the Holder’s request pursuant to Section 3(b) if such request is prior to the date of the consummation of the applicable Fundamental Transaction, (iv) an expected volatility equal to 80%, and (v) a 0% cost of borrow.

(e)           “Bloomberg” means Bloomberg, L.P.

(f)           “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(g)           “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.).  If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

(h)           “Commencement Date” means August 16, 2012.

(i)           “Common Stock” means (i) the Company’s shares of common stock, par value $0.001 per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(j)           “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(k)           “Eligible Market” means The New York Stock Exchange, the NYSE Amex, the Nasdaq Global Market, the Nasdaq Capital Market or the Principal Market.

(l)           “Equity Interests” means (i) all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership

12

interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting and (ii) all securities convertible into or exchangeable for any of the foregoing and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, exchangeable or exercisable.

(m)           “Excluded Securities” means any shares of Common Stock issued or issuable: (i) in connection with any Approved Stock Plan; or (ii) upon exercise of the Warrants and pursuant to the terms of the Notes; or (iii) to Wanxiang and its Affiliates in connection with transactions exclusively between the Company and its Affiliates on the one hand and Wanxiang and its Affiliates on the other.

(n)           “Existing Convertible Notes” means (i) the 6.00% Senior Convertible Notes issued pursuant to that certain amended and restated securities purchase agreement dated as of May 23, 2012 and (ii) the 3.75% Convertible Subordinated Notes issued pursuant to that certain indenture (as amended, supplemented or otherwise modified from time to time) dated as of April 6, 2011.

(o)           “Expiration Date” means the date that is the five (5) year anniversary of the Issuance Date, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(p)           “Fundamental Change” has the meaning ascribed to such term in the Loan Agreement.

(q)           “Fundamental Transaction” means a transaction that would cause or would reasonably be expected to result in a Fundamental Change, including any tender or exchange offer for the Common Stock or other Equity Interests of the Company.

(r)           “Loan Agreement” means the Loan Agreement, dated as of August 16, 2012, between the Company and the Wanxiang America Corporation.

(s)           “Notes” has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all notes issued in exchange therefore or replacement thereof.

(t)           “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(u)           “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(v)           “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(w)           “Principal Market” means the Nasdaq Global Select Market or the Nasdaq Capital Market, if the Company is not listed on the Nasdaq Global Select Market.

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(x)           “Securities Purchase Agreement” means the Securities Purchase Agreement, dated as of August 16, 2012, between the Company and the Wanxiang Clean Energy USA Corp.

(y)           “Senior Secured Convertible Note” means any Senior Secured Convertible Notes issued pursuant to the Securities Purchase Agreement.

(z)           “Subsidiary” has the meaning ascribed to such term in the [Loan Agreement]30[Securities Purchase Agreement]31.

(aa)           “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(bb)           “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder.

(cc)           “Wanxiang” means [Wanxiang America Corporation]32[Wanxiang Clean Energy USA Corp.]33.

(dd)           “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” functions or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume  weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.).  If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to

30 Insert into W1, W2, and W3.
31 Insert into W4 and W5.
32 Insert into W1.
33 Insert into W2, W3, W4 and W5.

14

agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12 with the term “Weighted Average Price” being substituted for the term “Exercise Price.”  All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

 [signature page follows]

15

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

A123 SYSTEMS INC.

By:
Name:
Title:

16

EXHIBIT 1.2

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK

A123 SYSTEMS, INC.

The undersigned Holder hereby exercises the right to purchase __________ of the shares of Common Stock (“Warrant Shares”) of A123 Systems, Inc., a Delaware corporation (the “Company”), evidenced by the attached copy of a Warrant to Purchase Common Stock (the “Warrant”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.           Form of Exercise Price.  The Holder intends that payment of the Exercise Price shall be made as:

a [“Cash Exercise” with respect to                      Warrant Shares]34 [and/or]35

[an “Offset Exercise” with respect to                  Warrant Shares.]36

2.           Payment of Exercise Price.  In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay such Exercise Price in the sum of $_________ to the Company in accordance with the terms of the Warrant.  [In the event that the Holder has elected an Offset Exercise, with respect to some or all of the Warrant Shares to be issued pursuant hereto, the accrued principal, interest or other amounts due under the Loan Agreement shall be reduced in an aggregate amount of _________, it being agreed that any such reduction shall first be applied to other amounts due under the Loan Agreement, second to any interest due under the Loan Agreement, and last to principal due under the Loan Agreement.]

3.           Delivery of Warrant Shares.  The Company shall deliver to the Holder _______________ Warrant Shares in accordance with the terms of the Warrant.

Date:

_____________________________________
Name of the Holder

By:          ______________________________
Name:
Title:

34 Insert into W1, W2, W3, W4 and W5, but without brackets in W5.
35 Insert into W1, W2, W3 and W4.
36 Insert into W1, W2, W3 and W4.

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs American Stock Transfer & Trust to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated ____________________ from the Company and acknowledged and agreed to by American Stock Transfer & Trust.

A123 SYSTEMS INC.

By:
Name:
Title:

2